Exhibit 4.1

Indenture
among
Telefónica Emisiones, S.A.U.,
as Issuer,
Telefónica, S.A.,
as Guarantor
and
JPMorgan Chase Bank, N.A.,
as Trustee
, 2006

i

Page
EXHIBIT A	Form of Security Certificate	A-1
EXHIBIT B	Form of Guarantee	B-1

     This Indenture, dated as of      , 2006, among Telefónica Emisiones, S.A.U., a sociedad anónima incorporated under the laws of the Kingdom of Spain (the “Issuer”), Telefónica, S.A., a sociedad anónima incorporated under the laws of the Kingdom of Spain (the “Guarantor”), and JPMorgan Chase Bank, N.A., a national banking association organized and existing under the laws of the United States of America, as trustee (the “Trustee”);
Witnesseth:
     Whereas, the Issuer desires to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as set forth in this Indenture;
     Whereas, the Guarantor desires to provide for the execution and delivery of the Guarantees (as defined below) by it with respect to the Securities as set forth in this Indenture; and
     Whereas, all things necessary to make this Indenture a valid agreement of the Issuer and the Guarantor, in accordance with its terms, have been done;
     Now, therefore, for and in consideration of the premises and the purchases of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Securities, as follows:
ARTICLE 1
Definitions and Other Provisions of General Application
     SECTION 1.1. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
(b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles”, or “GAAP”, with respect to any computation required or permitted hereunder shall mean (i) in the case of the Issuer’s and the Guarantor’s unconsolidated financial statements, the accounting principles generally accepted in the Kingdom of Spain and (ii) in the case of the Guarantor’s consolidated financial statements, International Financial Reporting Standards as adopted by the European Union, in each case as in effect at the date of such computation and as applied by the Issuer or the Guarantor, as the case may be;

(d) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture; and
(e) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
     “Act”, when used with respect to any Holder, has the meaning specified in Section 1.4.
     “Additional Amounts” means additional amounts payable pursuant to Section 10.4.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agent” means any Registrar or Paying Agent.
     “Applicable Procedures” means, with respect to any transfer or exchange of beneficial interests in any Security represented by a Global Certificate, the rules and procedures of the Depositary and any other applicable clearing agency that apply to such transfer or exchange.
     “Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities of one or more series.
     “Authentication Order” has the meaning specified in Section 2.3.
     “Beneficial Owner” means an owner of a beneficial interest in any Security of any series.
     “Board of Directors”, when used with reference to the Issuer or the Guarantor, means any Director of the Issuer (Administrador Solidario) or the Consejo de Administración of the Guarantor, as the case may be, or any committee thereof duly authorized to act for such body hereunder.
     “Board Resolution”, when used with reference to the Issuer, means a copy of a resolution certified by any Director (Administrador Solidario) or, with reference to the Guarantor, means a copy of a resolution certified by any member of the Board of Directors or the secretary or the assistant secretary of the Guarantor, or, in each case, any person duly appointed by a Director (Administrador Solidario) or the Board of Directors, as the case may be, to have been duly adopted by a Director (Administrador Solidario) or the Board of Directors, as the case may be, and to be in full force and effect on the date of such certification, and in each case delivered to the Trustee.
     “Business Day”, with respect to the Securities of any series, means, except as otherwise provided for the Securities of such series pursuant to Section 2.1, a day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York, London, England or the city of Madrid, Spain are authorized or required by law or executive order to close.
     “Certificated Security” means any Security that is not represented by a Global Certificate.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
     “Consolidated Net Tangible Assets of the Guarantor” means, in accordance with generally accepted accounting principles, the total amount of assets of the Guarantor and its consolidated Subsidiaries, including investments in unconsolidated Subsidiaries, after deduction of (i) goodwill, (ii) intangible assets, and(iii) amounts due from stockholders for uncalled capital. Solely for purposes of this definition, “Subsidiary” means any company in respect of which the Guarantor owns, directly or indirectly, more than half of the voting rights of the shares of such company, or when the Guarantor owns half or less of the voting power but controls such company, i.e. has the power to govern the financial and operating policies of such company so as to obtain benefits from its activities.
     “Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 4 New York Plaza, 15th Floor, New York, New York 10004, Attention: Worldwide Securities Services, or such other address as the Trustee may designate from time to time by notice to the Holders, the Issuer and the Guarantor, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders, the Issuer and the Guarantor).
     “Covenant Defeasance” has the meaning specified in Section 10.8.
     “Defaulted Interest” has the meaning specified in Section 2.8.
     “Defeasance” has the meaning specified in Section 4.3.
     “Definitive Certificate” means a certificate representing one or more Certificated Securities.

     “Depositary” means, with respect to Securities of any series represented by one or more Global Certificates, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 2.1.
     “DTC” means The Depository Trust Company or its nominee.
     “Encumbrance” means any mortgage, pledge, security interest or lien.
     “Event of Default” has the meaning specified in Section 5.1.
     “Exchange Act” means the United States Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.
     “Expiration Date” has the meaning specified in Section 1.4(e).
     “Global Certificate” means, with respect to any series of Securities, a single certificate deposited with, and registered in the name of, the Depositary, or its agent or nominee, representing the entire issue of Securities of such series, or if the rules of the Depositary or any other clearing agency, or the applicable securities laws, rules or regulations of any jurisdiction limit the maximum principal amount of the Securities of such series represented by any Global Certificate, each of the minimum number of Global Certificates so deposited and registered that are required to comply with such laws, rules and regulations while representing, in the aggregate, the entire issue of Securities of such series.
     “Global Certificate Legend” means the legend set forth in Section 2.5(l), which is required to be placed on all Global Certificates executed, delivered and authenticated under this Indenture.
     “Guarantee” means, with respect to any series of Securities, any guarantee of the Guarantor endorsed on Securities of such series authenticated and delivered pursuant to this Indenture, which shall be substantially in the form set forth on Exhibit B hereto.
     “Guarantor” means the Person named as the “Guarantor” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor Person.
     “Holder” means a Person in whose name a Security is registered in the Register.
     “Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument, and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. With respect to a particular series of Securities the term “Indenture” shall also include the terms of such series of Securities, established as contemplated by Section 2.1.
     “Interest”, when used with respect to an Original Issue Discount Security, which by its terms pays interest only upon Maturity, means interest payable upon Maturity. All references in this Indenture to “interest” payable or to be paid in respect of any series of Securities, except as otherwise expressly provided or where the context otherwise requires, shall be deemed to include any accrued and unpaid premium and any Additional Amounts payable in respect of such series of Securities.
     “Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.
     “Investment Company Act” means the United States Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.
     “Issuer” means the Person named as “Issuer” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person. The term “Issuer” shall also mean any new issuer of Securities under this Indenture as contemplated by Section 9.1(a).
     “Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.
     “OECD” has the meaning assigned to it in Section 8.1(a).
     “Officer’s Certificate” when used with reference to the Issuer, means a certificate signed by a Director (Administrador Solidario) of the Issuer or, with reference to the Guarantor, means a certificate signed by any member of the Board of Directors or the secretary or, in each case, any person duly appointed in a Board Resolution of the Issuer or the Guarantor, as the case may be, and in each case delivered to the Trustee. Any Person signing an Officer’s Certificate given pursuant to Section 10.5 shall be the principal executive officer of the Issuer or the principal executive, financial or accounting officer of the Guarantor, as the case may be.
     “Opinion of Counsel” means a written opinion of counsel reasonably acceptable to the Trustee, who may be counsel for the Issuer or the Guarantor, or other counsel.
     “Order” means (i) with respect to the Issuer, a written request or order signed in the name of the Issuer by a Director (Administrador Solidario) of the Issuer and (ii) with respect to the Guarantor, a written request or order signed in the name of the Guarantor by any director or the secretary of the Guarantor or, in each case, any person duly appointed in a Board Resolution of the Issuer or the Guarantor, as the case may be, and in each case delivered to the Trustee.

     “Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2.
     “Outstanding”, when used with respect to the Securities of a series, means, as of the date of determination, all Securities of such series represented by a Global Certificate or Definitive Certificate theretofore authenticated and delivered under this Indenture, except:
(a) Securities of such series theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
(b) Securities of such series for whose payment or redemption money in the necessary amount to pay all principal, premium, if any, and interest thereon has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;
(c) Securities of such series as to which Defeasance has been effected pursuant to Section 4.3; and
(d) Securities of such series which have been paid pursuant to Section 2.8 or Securities of such series represented by a Global Certificate or Definitive Certificate in exchange for or in lieu of which one or more other Global Certificates or Definitive Certificates have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a protected purchaser is whose hands such Securities are valid obligations of the Issuer;
provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 5.2, (ii) the principal amount of a Security denominated in one or more foreign currencies or currency units shall be the U.S. dollar equivalent, determined in the manner provided as contemplated by Section 2.1 on the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the date of original issuance of such Security of the amount determined as provided in (i) above) of such Security, (iii) if the principal amount payable at Stated Maturity of any Security is not determinable upon original issuance, the principal amount of such Security that shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 2.1, and (iv) Securities owned by the Issuer, the Guarantor or any other obligor upon the Securities or any Affiliate of the Issuer, the Guarantor or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good turn may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer, the Guarantor or any other obligor upon the Securities or any Affiliate of the Issuer, the Guarantor or of such other obligor.
     “Participant” means a Person who has an account with the Depositary.
     “Paying Agent” means any Person authorized by the Issuer to pay the principal of or any premium or interest on any Securities on its behalf.
     “Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.
     “Place of Payment”, with respect to the Securities of a series, means the place or places where the principal of, any premium and interest on, and any Additional Amounts in respect of, the Securities of such series are payable as contemplated by Section 2.1.
     “Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Securities represented by a Security Certificate authenticated and delivered under Section 2.7 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security Certificate shall be deemed to evidence the same debt as Securities represented by the mutilated, destroyed, lost or stolen Security Certificate.
     “Redemption Date”, when used with respect to any Security of a series to be redeemed, means the date fixed for such redemption pursuant to Section 2.1.
     “Redemption Price”, when used with respect to any Security of a series to be redeemed, means the price at which such Security is to be redeemed fixed pursuant to Section 2.1.
     “Register” and “Registrar” have the respective meanings specified in Section 2.6.
     “Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of a series means the date specified for that purpose as contemplated by Section 2.1.

     “Relevant Indebtedness” means any obligation for the payment of borrowed money which is in the form of, or represented or evidenced by, a certificate of indebtedness or in the form of, or represented or evidenced by, bonds, notes or other securities which, in any of the above cases, is or are, or is or are capable of being, quoted, listed, dealt in or traded on a stock exchange or other recognized securities market. For the avoidance of doubt, any “obligation for the payment of borrowed money” as used in this definition of Relevant Indebtedness does not include obligations of the Issuer or the Guarantor which, pursuant to the requirements of law and accounting principles generally accepted in the Kingdom of Spain need not, and are not, reflected in the balance sheet of the Issuer or the Guarantor, as the case may be.
     “Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
     “Securities” has the meaning assigned to it in the preamble to this Indenture.
     “Security Certificate” means each Global Certificate and each Definitive Certificate.
     “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.8.
     “Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in a Security Certificate representing such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.
     “Subsidiary” means, in relation to any Person, any other Person (whether or not now existing) which is controlled directly or indirectly, or more than 50% of whose issued equity share capital (or equivalent) is then held or beneficially owned by, the first Person and/or any one or more of the first Person’s Subsidiaries, and “control” means the power to appoint the majority of the members of the governing body or management of, or otherwise to control the affairs and policies of, that Person.
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of a series shall mean the Trustee with respect to Securities of such series.

     “Trust Indenture Act” means the United States Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed (except as provided in Section 9.5); provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.
     “United States” means the United States of America (including the states and the District of Columbia) and its possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).
     “U.S. Government Obligations” means securities which are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.
     SECTION 1.2. Compliance Certificates and Opinions.
(a) Upon any application or request by the Issuer or the Guarantor to the Trustee to take any action under any provision of this Indenture, the Issuer or Guarantor, as the case may be, shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officer’s Certificate, if to be given by the Issuer or the Guarantor, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.
(b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
(i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such individual, they have made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
     SECTION 1.3. Form of Documents Delivered to Trustee.
(a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
(b) Any certificate or opinion of an officer of the Issuer or the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer or the Guarantor stating that the information with respect to such factual matters is in the possession of the Issuer or the Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
(c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
     SECTION 1.4. Acts of Holders of Securities; Meetings; Record Dates.
(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Securities of any series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer and the Guarantor. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Issuer and the Guarantor, if made in the manner provided in this Section.
(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner, which the Trustee deems sufficient.
(c) The Issuer and the Guarantor may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of a series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series; provided that the Issuer and the Guarantor may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date (as defined below) by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Issuer or the Guarantor from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Issuer and the Guarantor, at their own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.6.

(d) The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of: (i) any declaration of acceleration referred to in Section 5.2; (ii) any request to institute proceedings referred to in Section 5.7(a); or (iii) any direction referred to in Section 5.12, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the expense of the Issuer and the Guarantor, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Issuer and the Guarantor in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.6.
(e) With respect to any record date set pursuant to this Section with respect to the Securities of a series, the party hereto which sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party or parties hereto in writing, and to each Holder of Securities of the relevant series in the manner set form in Section 1.6, on or prior to the first Business Day following the existing Expiration Date. Notwithstanding the foregoing, no Expiration Date shall be designated later than the 180th day after the applicable record date and, if an Expiration Date is not designated, with respect to any record date set pursuant to this Section, the party or parties hereto which set such record date shall be deemed to have designated the 180th day after such record date as the Expiration Date with respect thereto.
(f) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.
(g) The ownership of Securities of a series shall be proved by the applicable Register.

(h) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Issuer or the Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.
     SECTION 1.5. Notices, Etc., to Trustee, Issuer and Guarantor. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided for or permitted, by this Indenture to be made upon, given or furnished to, or filed with,
(a) the Trustee by any Holder or by the Issuer or the Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (or sent by facsimile and confirmed in writing) to or with the Trustee at its Corporate Trust Office, Attention: International and Project Finance Team; or
(b) the Issuer or the Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed (or sent by facsimile and confirmed in writing), in the case of the Issuer, international air mail postage prepaid and addressed to its principal office specified in the first paragraph of this instrument to the attention of its secretary, or at any other address previously furnished in writing to the Trustee by the Issuer and, in the case of the Guarantor, international air mail postage prepaid and addressed to its principal office specified in the first paragraph of this instrument to the attention of its secretary, or at any other address previously furnished in writing to the Trustee by the Guarantor.
     SECTION 1.6. Notice to Holders; Waiver.
(a) Notices to Holders will be deemed to be validly given if mailed to them at their respective addresses as recorded in the Register and will be deemed to have been validly given on the seventh day after the date of such mailing.
(b) In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice, so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.
(c) In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
(d) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     SECTION 1.7. Language of Notices, Etc. Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.
     SECTION 1.8. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the provision of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.
     SECTION 1.9. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
     SECTION 1.10. Successors and Assigns. All covenants and agreements in this Indenture by the Issuer or the Guarantor shall bind their respective successors and assigns, whether so expressed or not.
     SECTION 1.11. Separability Clause. In case any provision in this Indenture or in the Securities or the Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     SECTION 1.12. Benefits of Indenture. Nothing in this Indenture, the Securities or the Guarantees, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
     SECTION 1.13. Governing Law. Pursuant to Section 5-1401 of the General Obligations Law of the State of New York, this Indenture, the Securities and the Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York.
     SECTION 1.14. Saturdays, Sundays and Legal Holidays. Except as otherwise provided pursuant to Section 2.1, in any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity.
     SECTION 1.15. Submission to Jurisdiction; Appointment of Agent for Service.
(a) The Issuer and the Guarantor irrevocably submit to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, the City of New York, and any appellate court from any such court thereof, with respect to any legal suit, action or proceeding based on or arising under the Securities or this Indenture and agree that all claims in respect of such suit or proceeding shall be determined in any such court. The Issuer and the Guarantor irrevocably waive to the fullest extent permitted by law, any objection to any such suit, including actions, suits or proceedings relating to the securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of such legal suit, action or proceeding. The Issuer and the Guarantor agree that the final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer or the Guarantor, as applicable, and may be enforced in any court in the jurisdiction of which the Issuer or the Guarantor, as applicable, is subject by a suit upon such judgment. To the extent permitted by law, the Issuer and the Guarantor hereby waive any objections to the enforcement by any competent court in Spain of any judgment validly obtained in any such court in New York on the basis of any such legal suit, action or proceeding.
(b) To the extent either the Issuer or the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its respective obligations under the Indenture and the Securities of each series to the fullest extent permitted by law.
(c) By the execution and delivery of this Indenture, each of the Issuer and the Guarantor hereby appoints CT Corporation System as its agent upon which process may be served in any legal action or proceeding which may be instituted in any federal or state court in the Borough of Manhattan, the City of New York arising out of or relating to the Securities, the Guarantees or this Indenture, but for that purpose only. Service of process upon such agent at the office of CT Corporation System at 111 Eighth Avenue #13, New York, New York 10011, and written notice of said service to the Issuer or the Guarantor by the Person servicing the same addressed as provided by Section 1.5, shall be deemed in every respect effective service of process upon the Issuer or the Guarantor, respectively, in any such legal action or proceeding. Such appointment shall be irrevocable so long as the Holders of Securities shall have any rights pursuant to the terms thereof or of this Indenture until the appointment of a successor by the Issuer or the Guarantor with the consent of the Trustee and such successor’s acceptance of such appointment. Each of the Issuer and the Guarantor further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of such agent or successor.
     SECTION 1.16. Waiver of Jury Trial. EACH OF THE ISSUER, THE GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SECURITIES, ANY GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     SECTION 1.17. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
ARTICLE 2
The Securities
     SECTION 2.1. Forms of Security Certificates; Amount Unlimited; Status of the Securities; Issuable in Series; Denominations.
(a) Security Certificates representing the Securities of each series shall be substantially in the form set forth in Exhibit A or in such other form as shall be established by or pursuant to a Board Resolution of the Issuer or in one or more supplemental indentures hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by applicable law or this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable law or the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Security Certificates, as evidenced by their execution thereof. If the form of Security Certificates representing the Securities of any series is established by action taken pursuant to a Board Resolution of the Issuer, a copy of an appropriate record of such action shall be certified by any Director (Administrador Solidario) of the Issuer delivered to the Trustee at or prior to the delivery of the Authentication Order contemplated by Section 2.3.
(b) The aggregate principal amount of Securities represented by Security Certificates which may be authenticated and delivered under this Indenture is unlimited subject to appropriate authorization of any issuance of Securities pursuant to one or more Board Resolutions.

(c) The Securities of a series will constitute direct, unconditional, unsubordinated and unsecured obligations of the Issuer and will rank pari passu without any preference among themselves and (subject to any applicable statutory exceptions) the payment obligations of the Issuer under the Securities of such series will rank at least pari passu with all other unsecured and unsubordinated indebtedness, present and future, of the Issuer, except as the obligations of the Issuer may be limited by Spanish bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally in the Kingdom of Spain.
(d) The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution of the Issuer or pursuant to other appropriate corporate authorization, and, subject to Section 2.3, set forth, or determined in the manner provided, in an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:
(i) the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);
(ii) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.4, 2.5, 2.7, 9.6 or 11.7 and except for any Securities which, pursuant to Section 2.3, are deemed never to have been authenticated and delivered hereunder);
(iii) any stock exchange on which the Securities of the series will be listed;
(iv) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;
(v) the date or dates on which the principal of the Securities of the series is payable;
(vi) the rate or rates at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any interest payable on any Interest Payment Date;

(vii) the place or places where, subject to the provisions of Section 10.2, the principal of, and any premium and interest on, Securities of the series shall be payable, Security Certificates representing the Securities of the series may be surrendered for exchange or conversion of the Securities represented thereby and notices and demands to or upon the Issuer or the Guarantor in respect of the Securities of the series and this Indenture may be served;
(viii) other than with respect to any redemption of Securities of such series pursuant to Section 11.8, the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Issuer or the Guarantor (including the period following the date referred to in Section 11.8) and, if other than by a Board Resolution, the manner in which any election by the Issuer or the Guarantor to redeem the Securities shall be evidenced;
(ix) other than with respect to any redemption of Securities pursuant to Section 11.8, the obligation, if any, of the Issuer to redeem or purchase any Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
(x) the denominations in which any Securities of the series shall be issuable;
(xi) the currency, currencies, composite currency, composite currencies or currency units in which payment of the principal of, and any premium and interest on, any Securities of the series shall be payable if other than the currency of the United States of America and the manner of determining the equivalent thereof in the currency of the United States of America for purposes of the definition of “Outstanding” in Section 1.1;
(xii) if the amount of principal of, or any premium or interest on, any Securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined;
(xiii) if the principal of, or any premium or interest on, any Securities of the series is to be payable, at the election of the Issuer, the Guarantor or a Holder thereof, in one or more currencies, currency units, composite currency or composite currency units other than that or those in which the Securities of such series are stated to be payable, the currency, currencies or currency units in which the principal of, and any premium and interest on, Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);
(xiv) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.2;
(xv) whether Section 4.3 and Section 10.8 will be applicable to the Securities of the series;
(xvi) whether Additional Amounts will not be payable by the Issuer or the Guarantor in respect of the Securities of such series;
(xvii) if the principal amount payable at the Stated Maturity of any Securities of the series is not determinable upon original issuance thereof, the amount which shall be deemed to be the principal amount of such Securities for any other purpose hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date (or, in any such case, the manner in which such principal amount shall be determined);
(xviii) if applicable, that any Securities of the series shall be represented by one or more Global Certificates and, in such case, the respective Depositaries for such Global Certificates, the form of any legend or legends which shall be borne by any such Global Certificate in addition to or in lieu of that set forth in Section 2.5(l) and, if different from those set forth in Section 2.5(b), any circumstances in which Securities issued upon any exchange may be registered in the name or names of Persons other than the Depositary for such Global Certificate or a nominee thereof;
(xix) any addition to or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 5.2;
(xx) any addition to or change in the covenants set forth in Article 10 which applies to Securities of the series; and
(xxi) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.1(e)).
(e) All Securities of any one series shall be substantially identical except as otherwise expressly provided herein, and except as may otherwise be provided in or pursuant to the Board Resolution for such series of Securities and (subject to Section 2.3) set forth, or determined in the manner provided, in the applicable Officer’s Certificate or in any applicable indenture supplemental hereto.
(f) Unless otherwise provided pursuant to Section 2.1 for a series of Securities, the Issuer may from time to time, without the consent of the Holders of Securities of such series, create and issue further securities having the same terms and conditions as the previously issued Securities of such series in all respects (or in all respects except for the issue date, the first payment of interest thereon and/or issue price), so that such further issue shall be consolidated and form a single series with the outstanding Securities of such series; provided, however, that, for U.S. federal income tax purposes, any such further issuance will only be made if either such additional securities are issued with no more than de minimis original issue discount or such further issuance is a “qualified reopening” as such term is defined under Treasury Regulation Section 1.1275-2(k)(3) promulgated under the Code.
(g) If any of the terms of the Securities of a series or the Guarantees in respect thereof are established by action taken pursuant to a Board Resolution of the Issuer or the Guarantor, a copy of an appropriate record of such action shall be certified by any director, the secretary or any person appointed by a Director (Administrador Solidario) of the Issuer or the Board of Directors of the Guarantor, as the case may be, each delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of the series or the guarantees thereof.
     SECTION 2.2. Form of Trustee’s Certificate of Authentication. The Trustee’s certificates of authentication shall be substantially in the following form:
Certificate of Authentication
     This is one of the Security Certificates representing the Securities of the series designated therein referred to in the within-mentioned Indenture.
     Dated:

JPMorgan Chase Bank, N.A., as Trustee

manually
By:
Authorized Officer
     SECTION 2.3. Execution, Authentication, Delivery and Dating.
(a) Security Certificates representing the Securities of each series shall be executed manually or by facsimile, imprint or other reproduction on behalf of the Issuer by an authorized representative of the Issuer who shall be a Director (Administrador Solidario) of the Issuer and shall have endorsed thereon a Guarantee by the Guarantor. Each Guarantee shall be executed on behalf of the Guarantor by an authorized representative of the Guarantor. The signature of any such authorized representative of the Guarantor may be manual or facsimile.
(b) Security Certificates or Guarantees bearing the manual or facsimile signatures of individuals who were at the time the authorized representatives of the Issuer or the Guarantor, as the case may be, shall bind the Issuer or the Guarantor, as the case may be, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Security Certificates or Guarantees.
(c) At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver each Security Certificate representing the Securities of any series executed by the Issuer and if applicable, having endorsed thereon a Guarantee of the Guarantor to the Trustee for authentication, together with an Order for the authentication and delivery of such Security Certificates (the “Authentication Order”), and the Trustee in accordance with the Authentication Order shall authenticate and deliver such Security Certificates having such Guarantees endorsed thereon.
(d) If the forms or terms of the Securities of a series and the applicable Guarantee have been established in or pursuant to one or more Board Resolutions as permitted by Article 3 and Section 2.1, in authenticating each Security Certificate representing the Securities of such series, and accepting the additional responsibilities under this Indenture in relation to the Securities of such series and the applicable Guarantee, the Trustee shall receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel and Officer’s Certificate stating:
(i) that such forms or terms have been established in conformity with the provisions of this Indenture; and
(ii) that such Securities and the applicable Guarantee, when each Security Certificate representing such Securities is authenticated and delivered by the Trustee and such Securities are issued by the Issuer and the Guarantee is executed and delivered by the Guarantor in the manner and subject to any conditions specified in such Opinion of Counsel, such Securities and the applicable Guarantee will constitute valid and legally binding obligations of the Issuer or the Guarantor, as applicable, enforceable in accordance with their terms, subject to such exceptions as such counsel shall specify.
(e) The Trustee shall have the right to decline to authenticate and deliver any Security Certificate under this Section 2.3 if the Trustee, being advised in writing by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability based upon the advice of counsel.
(f) The Trustee shall not be required to authenticate any Security Certificate if the issue of the Securities represented by such Security Certificate pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under such

Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.
(g) Notwithstanding the provisions of Section 2.1 and of paragraph (f) above, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officer’s Certificate otherwise required pursuant to Section 2.1 or the Opinion of Counsel and Officer’s Certificate required pursuant to paragraph (d) above at or prior to the time of authentication of each Security Certificate representing the Securities of such series so long as such Opinion of Counsel and Officer’s Certificate (with appropriate modifications) are delivered at or prior to the authentication of each applicable Security Certificate upon original issuance of the first Security of such series to be issued and reasonably contemplate the subsequent issuance of such Securities of such series.
(h) Each Security Certificate shall be dated the date of its authentication.
(i) No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on the Security Certificate representing such Security a certificate of authentication substantially in the form provided in Section 2.2 executed by the Trustee by manual signature, and such certificate of authentication upon any Security Certificate shall be conclusive evidence, and the only evidence, that such Security Certificate has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security Certificate shall have been authenticated and delivered hereunder but the Securities represented by such Security Certificate shall have never been issued and sold by the Issuer, and the Issuer shall deliver such Security Certificate to the Trustee for cancellation as provided in Section 2.10, for all purposes of this Indenture such Security Certificate shall be deemed never to have been authenticated and delivered hereunder and the Securities represented by such Security Certificate shall never be entitled to the benefits of this Indenture.
(j) The delivery of any Security Certificate by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee endorsed thereon on behalf of the Guarantor, if applicable.
     SECTION 2.4. Temporary Security Certificates.
(a) Pending the preparation of definitive Security Certificates representing the Securities of any series, the Issuer may execute, and upon Order the Trustee shall authenticate and deliver, temporary Security Certificates which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities and, if applicable, having endorsed thereon Guarantees or the Guarantor substantially of the tenor of definitive Guarantees in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities. The temporary Securities may be in global form.
(b) If temporary Security Certificates representing Securities of any series are issued, the Issuer will cause definitive Security Certificates representing Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Security Certificates representing Securities of such series, the temporary Security Certificates representing Securities of such series shall be exchangeable for definitive Security Certificates representing Securities of such series upon surrender of the temporary Security Certificates representing Securities of such series at the office or agency of the Issuer in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Security Certificates representing Securities of any series, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Security Certificates representing Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor which have endorsed thereon the Guarantees of the Guarantor. Until so exchanged, the temporary Security Certificates representing Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Security Certificates representing Securities of such series and tenor.
     SECTION 2.5. Exchange and Transfer.
(a) Except as set forth below, Securities of any series represented by a Global Certificate may be transferred, in whole and not in part, only: (i) by the Depositary to a nominee of the Depositary, (ii) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or (iii) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
(b) Beneficial interests in Securities represented by a Global Certificate will be exchangeable for Certificated Securities of such series only if: (i) the Depositary notifies the Issuer that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Depositary, (ii) the Issuer notifies the Trustee in writing that it has reasonably elected to cause the issuance of Certificated Securities of such series or (iii) there shall have occurred and be continuing an Event of Default with respect to the Securities of such series and the Securities of such series will be accelerated in accordance with their terms and the terms of the Indenture.
(c) Upon the occurrence of any of the events specified in (b)(i), (b)(ii) or (b)(iii) above, Certificated Securities of such series shall be (i) delivered by the Trustee in exchange for beneficial interest in Securities of such series represented by Global Certificates executed by the Issuer and, if applicable, endorsed by with a Guarantee by the Guarantor endorsed on each applicable Definitive Certificate and (ii) registered in such names, and issued in such authorized denominations, as shall be requested by or on behalf of the Depositary in accordance with its customary procedures.
(d) In connection with all transfers and exchanges of beneficial interests in Securities of any series represented by Global Certificates that are not subject to Section 2.5(h) below, in addition to the requirements of any other applicable paragraphs of this Section 2.5, the transferor of, or the Person exchanging, such beneficial interest must deliver to the Registrar, the Trustee and the applicable Paying Agent either: (i) in cases of exchanges or transfers of beneficial interests in Securities of any series represented by a Global Certificate for beneficial interests in Securities of such series represented by any other Global Certificate, (1) a written order from a Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to (x) credit or cause to be credited a beneficial interest in Securities of such series represented by the Global Certificate into which such beneficial interest is being exchanged or transferred, in an amount equal to the beneficial interest to be transferred or exchanged and (y) debit or cause to be debited, a beneficial interest in the Securities of such series represented by the Global Certificate from which such beneficial interest is being exchanged or transferred, in an amount equal to the beneficial interest being transferred; and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase and the Participant account to be debited with such decrease, as applicable; or (ii) in cases of exchanges or transfers of beneficial interests in Securities of a series represented by a Global Certificate for Certificated Securities of such series, (1) a written order from a Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued one or more Certificated Securities of such series in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Certificated Security or Certificated Securities shall be registered to effect the transfer or exchange referred to in (ii)(1) above.
(e) Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Securities of a series represented by one or more Global Certificates contained in this Indenture or under applicable laws, the Registrar shall register, if applicable, the transfer or exchange, the Trustee shall cancel each applicable Certificated Security of such series and adjust, or shall cause to be adjusted, the principal amount of the Securities of such series represented by each relevant Global Certificate pursuant to Section 2.5(n) hereof and the applicable Paying Agent shall cause each relevant Participant account to be credited or debited, as the case may be, with the applicable amount.

(f) In connection with all transfers or exchanges of Certificated Securities of any series for beneficial interests in Securities represented by a Global Certificate, in addition to the requirements of any other applicable paragraphs of this Section 2.5, the transferor of, or the Person exchanging Certificated Securities of such series, must (i) deliver or present to the Registrar the Definitive Certificate representing such Certificated Security for purposes of registration of exchange or transfer and cancellation duly endorsed or accompanied by a written instruction of transfer in a form satisfactory to the Registrar, and duly executed by the applicable Holder or by his or her attorney, duly authorized in writing; and (ii) deliver to the Registrar, the Trustee and the applicable Paying Agent (1) a request that such Certificated Securities be exchanged for a beneficial interest in one or more Securities of such series represented by a Global Certificate, and (2) information specifying the Participant account to be credited with the amount equal to the principal amount of the Certificated Security surrendered for cancellation and registration of transfer or exchange.
(g) Upon satisfaction of all of the requirements for transfer or exchange of Certificated Securities of a series for beneficial interests in Securities of such series represented by one or more Global Certificates contained in this Indenture or under applicable laws, the Registrar shall register the exchange and transfer of the applicable Securities, the Trustee shall cancel each applicable Certificated Security of such series and adjust, or cause to be adjusted, the principal amount of Securities of such series represented by each applicable Global Certificate and the applicable Paying Agent shall cause each applicable Participant account to be credited with an amount equal to the principal amount of the Certificated Security so exchanged or transferred.
(h) The transfer and exchange of beneficial interests in Securities a series represented by a Global Certificate shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in any Securities of a series represented by a Global Certificate may be transferred to Persons who take delivery thereof in the form of a beneficial interest in Securities of such series represented by a Global Certificate. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.5(h).
(i) In limited circumstances specified in Section 2.5(b), any holder of a beneficial interest in any Securities of a series represented by a Global Certificate may exchange such beneficial interest for one or more Certificated Securities of such series or transfer such beneficial interest to a Person who takes delivery thereof in the form of one or more Certificated Securities of such series, if such exchange or transfer complies with the provisions of Section 2.5(b).
(j) A Holder of a Certificated Security of a series may exchange such Certificated Security for a beneficial interest in any Securities of such series represented by a Global Certificate or transfer such Certificated Security to a

Person who takes delivery thereof in the form of a beneficial interest in any Securities of such series represented by a Global Certificate at any time if such exchange or transfer complies with the provisions of Section 2.5(f). If any such exchange or transfer from a Certificated Security of a series to a beneficial interest in any Securities of such series represented by a Global Certificate is effected at a time when the applicable Global Certificate has not yet been executed, authenticated and delivered, the Issuer shall execute, if applicable, the Guarantor shall endorse a Guarantee on, and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate and deliver one or more Global Certificates representing Securities of the applicable Series in an aggregate principal amount equal to the principal amount of Certificated Securities of such series so exchanged or transferred.
(k) Upon request by a Holder of any Certificated Securities of a series and such Holder’s compliance with the provisions of this Section 2.5(k), the Registrar shall register the transfer or exchange of such Certificated Securities for other Certificated Securities of such series. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the applicable Certificated Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his or her attorney, duly authorized in writing.
(l) Unless otherwise specified pursuant to Section 2.1, each Global Certificate representing Securities of a series shall bear a legend in substantially the following form:
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEFINITIVE CERTIFICATES, THIS GLOBAL CERTIFICATE MAY BE TRANSFERRED, IN WHOLE AND NOT IN PART, ONLY: (I) BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, (II) BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR TO ANOTHER NOMINEE OF THE DEPOSITARY, OR (III) BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY, AND TRANSFERS OF THE SECURITIES REPRESENTED BY THIS GLOBAL CERTIFICATE AND ANY BENEFICIAL INTERESTS IN ANY SECURITIES REPRESENTED BY THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO BELOW.
(m) Unless otherwise specified pursuant to Section 2.1, each Global Certificate representing Securities of a series deposited with DTC will bear a legend in substantially the following form:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
(n) At such time as all beneficial interests in the Securities of a series represented by a Global Certificate have been exchanged for Certificated Securities of such series or the Securities of a series represented by a particular Global Certificate have been redeemed, repurchased or cancelled, in whole and not in part, each such Global Certificate representing Securities of such series shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.10 hereof. At any time prior to the cancellation referred to above, if any beneficial interest in Securities of a series represented by a Global Certificate is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Security of such series represented by a Global Certificate or for Certificated Securities of such series, the principal amount of Securities of such series represented by such Security represented by a Global Certificate from which such beneficial interest is being transferred shall be reduced accordingly and an endorsement shall be made on such Global Certificate by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in a Security of such series represented by another Global Certificate, the principal amount of Securities of such series represented by such other Global Certificate shall be increased accordingly and an endorsement shall be made on such Global Certificate by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase. At any time prior to the cancellation referred to above, if any Certificated Security of a series is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in Securities of such series represented by a Global Certificate, the principal amount of Securities of such series represented by such Global Certificate shall be increased accordingly and an endorsement shall be made on such Global Certificate by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

     SECTION 2.6. Registration, Registration of Transfer and Exchange.
(a) With respect to each series of Securities, the Issuer shall cause to be kept at the Corporate Trust Office of the Trustee a register (a “Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Securities of such series and of transfers of Securities of such series. The Trustee is hereby appointed “Registrar” for the purpose of registering Securities of each series and transfers of Securities of each series as herein provided.
(b) To permit registrations of transfers and exchanges of Securities of each series, the Issuer shall execute, if applicable, the Guarantor shall endorse a Guarantee on and the Trustee shall authenticate and deliver Security Certificates representing Securities of such series upon the Issuer’s Order or at the Registrar’s request.
(c) No service charge shall be made to a holder of a beneficial interest in Securities of any series represented by a Global Certificate or to a Holder of Certificated Securities of any series for any registration of transfer or exchange, but the Issuer or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.4, 9.4 and 11.7).
(d) The Registrar shall not be required to register the transfer of or exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.
(e) Securities represented by any Security Certificate executed, authenticated and delivered upon any registration of transfer or exchange of any Securities shall be valid and legally binding obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture as the other Securities duly issued hereunder.
(f) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to Section 2.5 to effect a registration of transfer or exchange may be submitted by facsimile with the original to follow by first class mail.
(g) The Issuer shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption under Section 11.3 and ending at the close of business on the day of such mailing or (ii) to register the transfer of or exchange any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

     SECTION 2.7. Mutilated, Destroyed, Lost and Stolen Security Certificates.
(a) If any mutilated Security Certificate is surrendered to the Trustee, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security Certificate representing Securities of the same series and of like tenor and principal amount having endorsed thereon a Guarantee and bearing a number not contemporaneously outstanding.
(b) If there shall be delivered to the Issuer, the Guarantor and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security Certificate and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuer, the Guarantor or the Trustee that Securities of such series represented by such Security Certificate have been acquired by a protected purchaser, the Issuer shall execute, if applicable, the Guarantor shall endorse a Guarantee on and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security Certificate, a new Security Certificate representing Securities of the same series and of like tenor and principal amount bearing a number not contemporaneously outstanding.
(c) In case any such Securities of a series represented by a mutilated, destroyed, lost or stolen Security Certificate have become or are about to become due and payable, the Issuer in its discretion may, instead of issuing a new Security Certificate, pay such Securities.
(d) Upon the issuance of any new Security Certificate under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
(e) Every new Security Certificate representing Securities of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security Certificate representing Securities shall constitute an original additional contractual obligation of the Issuer and the Guarantor, whether or not the destroyed, lost or stolen Security Certificate representing Securities shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.
(f) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Security Certificates.

     SECTION 2.8. Payment of Interest: Interest Rights Preserved.
(a) Under current Spanish law and regulations, the Issuer and the Guarantor (and any Paying Agent acting on their behalf) are required to provide certain information relating to Beneficial Owners to the Spanish tax authorities. The Issuer and the Guarantor, and any Paying Agent, as the case may be, will withhold Spanish withholding tax from any interest payment or premium , if any, paid in respect of any principal amount of the Securities as to which the required Beneficial Owner information has not been provided.
(b) Procedures for the collection of Beneficial Owner information (if any such procedures are required pursuant to Spanish law and regulations) will be defined in a Tax Certification Agency Agreement, which shall be delivered to the Trustee, any Paying Agent and any Depositary for the Securities upon the delivery of such Securities. Such Tax Certification Agency Agreement may be amended at any time pursuant to its terms.
(c) Except as otherwise provided or as contemplated by (a) and (b) of this Section, and by Section 2.1, with respect to any series of Securities, interest or premium , if any, on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date (or any Redemption Date) shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest and, in the case of premium , if any, the date on which such premium may become payable.
(d) Any interest on any Security of any series which is payable other than at Maturity, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the applicable Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case in conformance with the requirements of current Spanish law and regulations, as provided in paragraph (i) or (ii) below:
(i) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Subsection provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series the Issuer in the manner set forth in Section 1.6, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Subsection (ii).
(ii) The Issuer may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this Subsection, such manner of payment shall be deemed practicable by the Trustee.
(e) Subject to the foregoing provisions of this Section and Section 2.5, each Security of any series delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
     SECTION 2.9. Persons Deemed Owners. Prior to due presentment of a Security Certificate for registration of transfer of a Security represented thereby, the Issuer, the Guarantor, the Trustee and any agent of the Issuer, the Guarantor or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 2.8) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Issuer, the Guarantor, the Trustee nor any agent of the Issuer, the Guarantor or the Trustee shall be affected by notice to the contrary.
     SECTION 2.10. Cancellation. All Security Certificates surrendered for payment, redemption, registration of transfer of any Securities represented thereby or exchange or for credit against any sinking fund payment shall, if the applicable Security Certificate is surrendered to any Person other than the Trustee, be delivered to the Trustee and the Securities represented thereby shall be promptly cancelled by it. The Issuer or the

Guarantor may at any time deliver to the Trustee one or more Security Certificates previously authenticated and delivered hereunder for cancellation of any Securities represented thereby which the Issuer or the Guarantor may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) one or more Security Certificates previously authenticated and delivered hereunder for cancellation of any Securities represented thereby which the Issuer has not issued and sold, and all Securities represented by any Security Certificate so delivered shall be promptly cancelled by the Trustee. No Security Certificate shall be authenticated in lieu of or in exchange for any Security Certificate representing Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All Security Certificates representing cancelled Securities held by the Trustee shall be disposed of in its customary manner or shall otherwise be returned to the Issuer if directed by an Order.
     SECTION 2.11. Purchase of Securities. The Issuer, the Guarantor or any of the Guarantor’s other Subsidiaries may at any time purchase Securities of any series in the open market or otherwise at any price. If purchases are made by tender, tenders must be available to all Holders of Securities of the applicable series alike.
     SECTION 2.12. CUSIP and ISIN Numbers. The Issuer in issuing the Securities may use “CUSIP” and “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and “ISIN” numbers in notices, including notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Security Certificates representing the Securities of the applicable series or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Security Certificates representing the Securities of the applicable series, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee in writing of any change in the “CUSIP” and “ISIN” numbers.
ARTICLE 3
The Guarantees
     SECTION 3.1. The Guarantees.
(a) The Guarantor will unconditionally and irrevocably guarantee the due payment of all sums expressed to be payable by the Issuer under the Securities of each series on an unsubordinated and unconditional basis.
(b) A Guarantee to be endorsed on each Security Certificate representing the Securities of a series shall be substantially in the form of Exhibit B hereto.
(c) Amounts to be paid by the Guarantor under the Guarantees shall be paid without deduction or withholding for any present or future taxes or duties imposed by the Kingdom of Spain or any political subdivision thereof, unless the withholding or deduction of such taxes or duties is required by law or regulation or by the official interpretation thereof. In that event, the Guarantor will pay such Additional Amounts as may be necessary in order that each net payment on the Securities of the applicable series after such deduction or withholding will not be less than the amount provided for in the certificate representing such Securities to be then due and payable, subject to the exceptions described under Section 10.4.
(d) The obligations of the Guarantor under a Guarantee are unaffected by any invalidity, irregularity or unenforceability of the Securities of the applicable series or this Indenture, any failure to enforce the provisions of such Securities or this Indenture, or any waivers, modification or indulgence granted to the Issuer in respect thereof by the Holders of such series of Securities or the Trustee, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or the Guarantor.
(e) The obligations of the Guarantor in respect of the Securities of a series will constitute direct, unconditional, unsubordinated and unsecured obligations of the Guarantor and will rank pari passu without any preference among such obligations of the Guarantor in respect of the Securities of such series and at least pari passu with all other unsubordinated and unsecured indebtedness and monetary obligations involving or otherwise related to borrowed money of the Guarantor, present and future; provided that the obligations of the Guarantor in respect of the Securities of each series will be effectively subordinated to those obligations that are preferred under Law 22/2003 (Ley Concursal) dated July 9, 2003 regulating insolvency proceedings in Spain.
ARTICLE 4
Satisfaction and Discharge
     SECTION 4.1. Satisfaction and Discharge of Indenture.
(a) This Indenture shall upon Order of the Issuer cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for, and any right to receive Additional Amounts) with respect to a series of Securities, and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect of such series of Securities, when:
(i) either
(1) all Securities of such series theretofore authenticated and delivered (other than (A) Securities represented by Security Certificates which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7, and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer or the Guarantor and thereafter repaid to the Issuer or the Guarantor, as the case may be, or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or
(2) all such Securities of such series not theretofore delivered to the Trustee for cancellation:
(A) have become due and payable; or
(B) will become due and payable at their Stated Maturity within one year; or
(C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer;
and the Issuer or the Guarantor, in the case of clause (2) (A), (B) or (C) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for this purpose money in an amount sufficient to pay and discharge the entire indebtedness on such Securities of such series not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;
(ii) the Issuer or the Guarantor has paid or caused to be paid all other sums payable hereunder by the Issuer; and
(iii) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to their satisfaction and discharge of this Indenture have been complied with.
(b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer and the Guarantor to the Trustee under Section 6.7, the obligations of the Issuer to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to Section 4.3 below or Subsection (i)(B) above, the obligations of the Trustee under Section 4.2 and Section 10.3(e) shall survive such satisfaction and discharge.
     SECTION 4.2. Application of Trust Money. Subject to provisions of Section 10.3(e), all money deposited with the Trustee pursuant to Section 4.1, Section 4.3 or Section 10.9 shall be held in trust (without liability for interest or investment) and applied by it, in accordance with the provisions of the applicable series of Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the

Issuer or the Guarantor acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with or received by the Trustee.
     SECTION 4.3. Defeasance and Discharge of Securities of any Series. Except as otherwise provided as contemplated by Section 2.1 with respect to a series of Securities, the Issuer and the Guarantor shall be deemed to have paid and discharged the entire indebtedness on all the Outstanding Securities of any series and the provisions of this Indenture as it relates to such Outstanding Securities shall no longer be in effect (“Defeasance”), and the Trustee, at the expense of the Issuer, shall, upon the Order of the Issuer or the Guarantor, execute proper instruments acknowledging the same, when:
(a) the Issuer or the Guarantor has deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.9), irrevocably (irrespective of whether the conditions in paragraphs (b), (c), (d), (e), (f) and (g) below have been satisfied, but subject to the provisions of Section 4.2 and Section 10.3(e)), as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of that series with reference to this Section 4.3, in the case of a series of Securities denominated in United States dollars, United States money or U.S. Government Obligations, and in the case of a series of Securities denominated in a currency other than U.S. dollars, funds in such currency, in each case in an amount which, through the payment of interest and principal in respect thereof in accordance with their terms, in an amount which will provide not later than the opening of business on the due date of any payment referred to in subparagraph (i), (ii) or (iii) of this paragraph (a), in the case of a series of Securities denominated in United States dollars, United States money or U.S. Government Obligations, and in the case of a series of Securities demonstrated in a currency other than U.S. dollars, funds in such currency, in an amount sufficient, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge (i) the principal of (and premium, if any), (ii) interest on and (iii) Additional Amounts, if any, on such Outstanding Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities; and
(b) no Event of Default with respect to the Securities of that series has occurred and is continuing on the date of such deposit and no Event of Default under Section 5.1(e), Section 5.1(f) or Section 5.1(h) is in occurrence and continues on a date which is six months after the date of such deposit; and
(c) the Issuer or the Guarantor has delivered to the Trustee an Opinion of Counsel of recognized standing with respect to U.S. federal income tax matters to the effect that Holders of the Securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, Defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, Defeasance and discharge had not occurred; and:
(d) such Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities of that series are in default within the meaning of the Trust Indenture Act); and
(e) such Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act; and
(f) if the Securities of that series are then listed on any securities exchange, the Issuer or the Guarantor has delivered to the Trustee an Opinion of Counsel to the effect that such deposit, Defeasance and discharge will not cause such Securities of that series to be delisted from such exchange; and
(g) the Issuer or the Guarantor has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Defeasance and discharge of the entire indebtedness on all Outstanding Securities of that series as contemplated by this Section have been complied with;
provided, however, that a Defeasance described in this Section 4.3 shall not impair or affect (1) the rights of Holders of Securities of that series to receive, from the trust funds described in paragraph (a) above, payment of the principal of (and premium, if any) and any installment of principal of (and premium, if any), interest on or Additional Amounts, if any, on such Securities on the Stated Maturity of such principal or installment of principal of (and premium, if any) or interest, or any mandatory sinking fund payments or analogous payments applicable to the Securities of that series on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities, (2) the Issuer’s and the Guarantor’s obligations with respect to such Securities and Guarantees, respectively, under Sections 2.4, 2,5, 2.6, 2.7, 10.2 and 10.3, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) the provisions of Section 4.2 and this Section 4.3.
ARTICLE 5
Remedies
     SECTION 5.1. Events of Default. “Event of Default”, wherever used herein with respect to Securities of any series of the Issuer, means any one of the following events which occurs and is continuing:
(a) the Issuer fails to pay, and the Guarantor fails to honor the Guarantee with respect to payments of, principal of, interest due on or any Additional Amounts in respect of the Securities of that series for a period of 21 days from the Stated Maturity of such principal or interest payment;

(b) the Issuer fails to perform any other obligation arising from the Securities of that series or the Guarantor fails to perform any other obligation arising under the Guarantee of the Securities of such series and in each case, such failure continues for more than 60 days (90 days if the failure to perform relates to an obligation of the Issuer or the Guarantor arising under Article 8 hereof) after there has been given, by any Holder a written notice to the Issuer specifying such failure and requiring it to be remedied, and stating that such notice is a “Notice of Default” hereunder;
(c) the Issuer or the Guarantor fails (taking into account any applicable grace periods) to fulfill any payment obligation in excess of  €100,000,000 or its equivalent in any other currency under any Relevant Indebtedness or under any guarantees or suretyships provided for under any Relevant Indebtedness of others, and this failure remains uncured for 30 days;
(d) the holders of any other Relevant Indebtedness of the Issuer or the Guarantor accelerate any payment obligation in excess of  €100,000,000 or its equivalent in any other currency as a result of the Issuer or the Guarantor entering into a transaction described and in accordance with the conditions set forth under Article 8 hereof, which transaction constitutes an event of default in respect of such other Relevant Indebtedness;
(e) the Issuer or the Guarantor announces its inability to meet its financial obligations;
(f) [a court commences insolvency proceedings (concurso) against the Issuer or the Guarantor and any such proceeding is not discharged or dismissed within 60 days;]
(g) the Issuer or the Guarantor goes into liquidation unless it is done as a result of the Issuer or the Guarantor entering into a transaction described and in accordance with the conditions set forth under Article 8 hereof;
(h) [the Issuer or the Guarantor makes a filing seeking relief under any applicable bankruptcy or insolvency (concurso) laws;] or
(i) the Guarantee ceases to be valid or legally binding for any reason.
SECTION 5.2. Acceleration of Maturity; Rescission and Annulment.
(a) If any Event of Default shall occur in relation to the Securities of a series (taking into account any applicable grace period), the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of such series may, by written notice to the Issuer, at the Corporate Trust Office (and to the Trustee if given by the Holders), declare that the Securities of such series, including principal, any premium thereon and all interest then accrued and unpaid on the Securities of such series, as the case may be, shall be immediately due and payable, whereupon the same shall, to the extent permitted by applicable law, become immediately due and payable, at their principal amount together with all interest, if any, accrued and unpaid thereon and premium, if any, payable in respect thereof without presentment, demand, protest or other notice of any kind, all of which the Issuer or the Guarantor, as the case may be, will expressly waive, unless, prior thereto, all Events of Default in respect of such Securities of such series shall have been cured.
(b) Such declarations of acceleration may be rescinded and past defaults may be waived, except defaults in payment of principal of, interest on or premium, if any, by Holders of a majority of the outstanding principal amount on the Securities of such series pursuant to the procedures and under the conditions described in Section 9.2 of this Indenture; provided, however, that the amounts due to the Trustee under Section 6.7 hereof have been paid.
SECTION 5.3. Collection of Indebtedness and Suits for Enforcement by Trustee.
(a) The Issuer covenants that if default is made in the payment of any principal of, interest or Additional Amounts on, any Security of any series and such default continues for a period of 21 days, the Issuer will upon demand of the Trustee, pay to it, for the benefit of the Holders of the Securities of such series, the whole amount then due and payable on all Securities of such series for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in each Security Certificate representing the Securities of such series, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents counsel, and all amounts due the Trustee under Section 6.7.
(b) If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
SECTION 5.4. Trustee May File Proof of Claim.
(a) In case of any judicial proceeding relative to the Issuer, the Guarantor or any other obligor upon the Securities of a series or the property of the Issuer, the Guarantor or of such other creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders of Securities of such series and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of the Securities of such series to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities of such series, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 6.7.
     (b) No provision of this Indenture shall be deemed to authorize the Trustee to authorize, consent to or accept or adopt on behalf of any Holder of the Securities of a series, any plan of reorganization, arrangement, adjustment or composition affecting such Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any such Holder in any such proceeding; provided, however, that, to the extent permitted under the applicable law, the Trustee may, on behalf of the such Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.
     SECTION 5.5. Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Security Certificates representing any of the Securities of a series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of Securities in respect of which such judgment has been recovered.
     SECTION 5.6. Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of each Securities Certificate representing the applicable Securities and the notation thereon of the payment if the Securities represented thereby are only partially paid and upon surrender thereof if fully paid:
     First: To the payment of all amounts due the Trustee under Section 6.7;
     Second: To the payment of the amounts then due and unpaid for principal of, and any premium and interest on, and any Additional Amount on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium, interest and Additional Amount, respectively (subject to Section 2.8); and
     Third: To the payment of the balance, if any, to the Issuer.
     SECTION 5.7. Limitation on Suits. No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, the applicable Guarantee, the Securities of such series or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
(a) the Holder initiating the proceeding shall have given the Trustee written notice that an Event of Default has occurred and remains uncured with respect to the Securities of such series;
(b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
(c) such Holder or Holders have offered to the Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;
(d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding;
(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;
it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.
     SECTION 5.8. Unconditional Right of Holders to Receive Principal, Premium, Interest and Additional Amounts. Notwithstanding any other provision in this Indenture, the Holder of any Security of any series shall have the right, which is absolute and unconditional, to receive payment of the principal of, any premium on interest on and any Additional Amounts on such Security on the respective Stated Maturity or Maturities expressed in each Security Certificate representing such Securities (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.
     SECTION 5.9. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
     SECTION 5.10. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Security Certificates in Section 2.7(f), no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities of any series is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     SECTION 5.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of Securities of any series to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to such Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by such Holders, as the case may be.
     SECTION 5.12. Control by Holders. The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series; provided that
(a) such direction shall not be in conflict with any rule of law or with this Indenture;
(b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and
(c) the Trustee need not follow any such direction if doing so would in its reasonable discretion either involve it in personal liability or be unduly prejudicial to Holders not joining in such direction;

provided, further, that the Trustee shall have no obligation to make any determination with respect to any such conflict, personal liability or undue prejudice.
     SECTION 5.13. Waiver of Past Defaults.
(a) The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series of Securities of the Issuer and its consequences, except a default:
(i) in the payment of the principal of, or any premium or interest on or Additional Amounts on, any Security of such series; or
(ii) in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected;
provided, however, that all amounts due to the Trustee under Section 6.7 hereof have been paid.
(b) Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
     SECTION 5.14. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess reasonable costs (including legal fees and expenses) against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Issuer or the Guarantor, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series of the Issuer, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, or any premium or interest on, or Additional Amounts on any Security of such series on or after the Stated Maturity or Maturities expressed in the Security Certificate representing such Security (or, in the case of redemption, on or after the Redemption Date).
     SECTION 5.15. Waiver of Stay or Extension Laws. Each of the Issuer and the Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture and each of the Issuer and the Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE 6
The Trustee
     SECTION 6.1. Certain Duties and Responsibilities.
(a) Except during the continuance of an Event of Default:
(i) The Trustee undertakes to perform, such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read against the Trustee in this Indenture; and
(ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(b) In the case of an Event of Default which has occurred and is continuing with respect to Securities of any series, the Trustee shall, with respect to the Securities of such series, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(c) No provision of this Indenture shall be construed to relieve the Trustee from its liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(i) this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section;
(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to Securities of such series; and
(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights and powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.
     SECTION 6.2. Notice of Defaults. If a default occurs hereunder with respect to Securities of any series, the Trustee shall give the Holders of Securities of such series notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 5.1(b) with respect to such Securities, no such notice to such Holders shall be given until the applicable grace period has expired. For the purpose of this Section, the term “Default” means, with respect to the Securities of any series, any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series; provided, however, that except in the case of a default in the payment of principal of, premium, if any, interest or Additional Amounts, if any on any Security of such series, the Trustee shall be protected in withholding such notice if, and so long as, a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.
     SECTION 6.3. Certain Rights of Trustee.
     Subject to the provisions of Section 6.1:
(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties, whether such paper or document be delivered in original or by facsimile;

(b) any request or direction of the Issuer or the Guarantor mentioned herein shall be sufficiently evidenced by an Order and any resolution of the Board of Directors of the Issuer or the Guarantor may be sufficiently evidenced by a Board Resolution;
(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;
(d) the Trustee may consult with counsel of its selection and the advice of counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of a series pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer or the Guarantor with reasonable prior notice, personally or by agent or attorney at the reasonable expense of the Issuer or the Guarantor and shall incur no liability of any kind by reason of such inquiry or investigation, provided that the Trustee shall not be entitled to such information which the Issuer or the Guarantor is prevented from disclosing as a matter of law or contract;
(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
(h) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be within the discretion, rights or powers conferred upon it by this Indenture;

(i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the applicable series of Securities and this Indenture; and
(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.
     SECTION 6.4. Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in any Security Certificate, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer or the Guarantor, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities of any series. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Issuer of Securities of any series or the proceeds thereof.
     SECTION 6.5. May Hold Securities. The Trustee, any Authenticating Agent, any Paying Agent, any Registrar or any other agent of the Issuer or the Guarantor, in its individual or any other capacity, may become the owner or pledgee of Securities of any series and, subject to Sections 6.8 and 6.13, may otherwise deal with the Issuer and the Guarantor with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Registrar or such other agent.
     SECTION 6.6. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on or investment of any money received by it hereunder except as otherwise agreed with and for the exclusive benefit of the Issuer or the Guarantor, as the case may be.
     SECTION 6.7. Compensation and Reimbursement.
(a) Each of the Issuer and the Guarantor jointly and severally agrees:
(i) to pay to the Trustee from time to time such compensation as shall be agreed upon in writing from time to time for all services rendered by it hereunder;
(ii) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except to the extent that any such expense, disbursement or advance shall have been caused by its negligence or willful misconduct; and
(iii) to fully indemnify the Trustee and any predecessor Trustee and their agents for, and to hold it harmless against, any and all loss, liability, damages, claims or expense arising out of or in connection with the acceptance or administration of the trust or trusts hereunder and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that any such loss, liability or expense may be attributable to its negligence or willful misconduct.
(b) The Trustee shall have a lien prior to the Holders of Securities of any series to payment of amounts due it under this Section 6.7 from funds held by the Trustee hereunder. “Trustee” for purposes hereof includes any predecessor Trustee, but the negligence or bad faith of any Trustee shall not affect the rights of any other Trustee hereunder.
(c) When the Trustee incurs expenses or renders services in connection with an Event of Default, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy, insolvency or other similar law.
(d) The provisions of this Section shall survive the resignation or removal of the Trustee or the termination of this Indenture.
     SECTION 6.8. Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. For this purpose the Trustee shall not be deemed to have a conflicting interest by reason of being Trustee for the Securities of any series and Trustee for the Securities of any other series.
     SECTION 6.9. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder with respect to the Securities of each series which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least U.S.$50,000,000 and its Corporate Trust Office in the Borough of Manhattan, The City of New York, New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this

Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
     SECTION 6.10. Resignation and Removal; Appointment of Successor.
(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.
(b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Issuer. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition at the reasonable expense of the Issuer or the Guarantor any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
(c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Issuer and the Guarantor. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after its removal, the removed Trustee may petition at the reasonable expense of the Issuer or the Guarantor any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
(d) If at any time:
(i) the Trustee shall fail to comply with Section 6.8 with respect to the Securities of any series after written request therefor by the Issuer or the Guarantor or by any Holder who has been a bona fide Holder of a Security of such series for at least six months;
(ii) the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Issuer or the Guarantor or by any Holder of a Security of any series; or
(iii) the Trustee with respect to the Securities of any series shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;
then, in any such case, (1) the Issuer by a Board Resolution may remove the Trustee with respect to the applicable or (if required) all, series of Securities, or (2) subject to Section 5.14, any Holder who has been a bona fide Holder of the applicable series of Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees with respect to such series of Securities.
     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Issuer, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of the applicable series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Issuer and the Guarantor and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Issuer. If no successor Trustee with respect to the Securities of the applicable series shall have been so appointed by the Issuer or the Holders of Securities of such series and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
     (f) The Issuer shall give notice of each resignation and each removal of the Trustee with respect to the Securities of the applicable series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 1.6. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.
     SECTION 6.11. Acceptance of Appointment by Successor.
     (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to each of the Issuer, the Guarantor and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee, but, upon the request of the Issuer, the Guarantor or the successor Trustee, such retiring Trustee shall, upon payment of its charges upon the terms of this Indenture, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.
     (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series of the Issuer, the Issuer, the Guarantor, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series of the Issuer shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Issuer and the Guarantor or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.
     (c) Upon request of any such successor Trustee, the Issuer and the Guarantor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraphs (a) and (b) of this Section, as the case may be.
     (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.
     SECTION 6.12. Merger, Conversion, Consolidation or Succession to Business. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Security Certificate representing any Securities of a series shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Security Certificate so authenticated with the same effect as if such successor Trustee had itself authenticated such Security Certificate.
     SECTION 6.13. Preferential Collection of Claims Against Issuer or Guarantor. If and when the Trustee shall be or become a creditor of the Issuer or the Guarantor (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of Section 311 of the Trust Indenture Act, but only to the extent therein specified, regarding the collection of claims against the Issuer or the Guarantor (or any such other obligor). For purposes of Section 311(b)(4) and (6) of the Trust Indenture Act:
(a) “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and
(b) “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Issuer or the Guarantor for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting one or more Securities; provided the applicable Security or Securities is or are received by the Trustee simultaneously with the creation of the creditor relationship with the Issuer or the Guarantor arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.
SECTION 6.14. Appointment of Authenticating Agent.
(a) The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate each Security Certificate representing Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.7, and each Securities represented by a Security Certificate so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if such Security Certificate was authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Security

Certificates by the Trustee or the Trustee’s certificate of authentication such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuer and shall at all times be a Person organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agents, having a combined capital and surplus of not less than U.S.$50,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes, of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.
(b) Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Person succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent; provided such corporation shall be otherwise eligible under this Section, without, the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
(c) An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall give notice of such appointment in the manner provided in Section 1.6 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.
(d) If an appointment with respect to one or more series of Securities is made pursuant to this Section, each Security Certificate representing the Securities of each such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:
     This is one of the Security Certificate representing the Securities of the series designated therein referred to in the within-mentioned Indenture.

JPMorgan Chase Bank, N.A., As Trustee

manually By:

As Authenticating Agent

Date:

     If all of the Securities of a series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating each applicable Security Certificate upon original issuance located in a Place of Payment where the Issuer wishes to have each Security Certificate representing the Securities of such series authenticated upon original issuance, the Trustee, if so requested by the Issuer in writing (which writing need not comply with Section 1.2 and need not be accompanied by an Opinion of Counsel), shall appoint in accordance with this Section an Authenticating Agent having an office in a Place of Payment designated by such Issuer with respect of such series of Securities. The Issuer agrees to pay each Authenticating Agent from time to time reasonable compensation for its services and reimbursement for its reasonable expenses relating thereto.
     SECTION 6.15. Trustee’s Application for Instructions from the Issuer. Any application by the Trustee for written instructions from the Issuer or the Guarantor may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Issuer or the Guarantor actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an Omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

     SECTION 6.16. Appointment of Co-Trustee.
(a) For the purpose of meeting any legal requirement of any jurisdiction in which the Issuer may at the time be located in connection with the enforcement of any right or the taking of any action on behalf of the Holders of any Securities of a series issued hereunder, the Trustee shall have the power and may execute and deliver all instruments necessary to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, hereunder in respect of such series of Securities and to vest in such Person or Persons, in such capacity and for the benefit of the Holders of Securities of such series, such title hereunder, or any part hereof, and subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. Each co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.9. The Trustee shall promptly notify the Holders of each applicable series of Securities and the Issuer of the appointment of a co-trustee or separate trustee under this Section.
(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:
(i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;
(ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and
(iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.
(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article 6. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Trustee. Every such instrument shall be filed with the Trustee.
(d) Any separate trustee or co-trustee may at any time constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name for the purpose of enforcing any rights or taking any other action on behalf of the Holders of any series of Securities issued hereunder.
ARTICLE 7
Holders’ Lists and Reports by Trustee, Issuer and Guarantor
     SECTION 7.1. Issuer and Guarantor to Furnish Trustee Names and Addresses of Holders. Each of the Issuer and the Guarantor will furnish or cause to be furnished to the Trustee:
(a) semi-annually, not later than 15 days after each             and in each year, a list, in such form as the Trustee may reasonably require, containing all the information in the possession or control of the Issuer or the Guarantor, or any of the Issuer’s Paying Agents other than the Trustee, as to the names and addresses of the Holders of Securities of each series as of such            and            ; and
(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuer or the Guarantor of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;
excluding from any such list names and addresses received by the Trustee in its capacity as Registrar for the Securities of such series.
     SECTION 7.2. Preservation of Information; Communications to Holders.
(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Securities of each series contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders of Securities of each series received by the Trustee in its capacity as Registrar for the Securities of such series. The Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.
(b) The rights of the Holders of the Securities of such series to communicate with other Holders of the Securities of such series with respect to their rights under this Indenture or under the Securities of such series, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.
(c) Every Holder of Securities, by receiving and holding the same, agrees with the Issuer, the Guarantor and the Trustee that none of the Issuer, the Guarantor nor the Trustee nor any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.
     SECTION 7.3. Reports by Trustee.
(a) On or about each      , beginning      , the Trustee shall transmit to Holders such reports, if any, dated as of the preceding         , concerning the Trustee and its actions under this Indenture as may be required pursuant to Section 313(a) of the Trust Indenture Act in the manner provided pursuant to Section 313(c) thereof. The Trustee shall also transmit to Holders such reports, if any, as may be required pursuant to Section 313(b) of the Trust Indenture Act at the times and in the manner provided pursuant thereto and to Section 313(c) thereof.
(b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Issuer. The Issuer will notify the Trustee reasonably promptly when the Securities of any series are listed on any stock exchange or delisted therefrom.
     SECTION 7.4. Reports by Issuer and Guarantor.
(a) Each of the Issuer and the Guarantor shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, including financial information and statements and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.
(b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
     SECTION 7.5. Calculation of Original Issue Discount. The Issuer shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Code and the Treasury regulations promulgated thereunder.
ARTICLE 8
Consolidation, Merger, Conveyance, Transfer or Lease; Assumption
     SECTION 8.1. Merger, Consolidation, Etc., Only on Certain Terms. Neither the Issuer nor the Guarantor shall consolidate with or merge (which term shall include for the avoidance of doubt a scheme of arrangement) into any other Person or convey, transfer or lease all or substantially all of its assets to any Person, and neither the Issuer nor the Guarantor shall permit any Person to consolidate with or merge into the Issuer or the Guarantor, convey, transfer or lease all or substantially all of its assets to the Issuer or the Guarantor, unless:
(a) in the case the Issuer or the Guarantor shall consolidate with or merge into another Person or convey, transfer or lease all or substantially all of its assets to any Person, the Person formed by such consolidation or into which the Issuer or the Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the assets of the Issuer or the Guarantor shall be a corporation, partnership or trust, shall be organized and validly existing, under the laws of the Kingdom of Spain or a member of the European Union or an Organization for Economic Cooperation and Development (“OECD”) country and shall expressly assume, by a supplemental indenture that complies with the Trust Indenture Act executed and delivered to the Trustee in form and substance reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest (including all Additional Amounts and any additional sums payable pursuant to (b) below) (i) in the case of the Issuer, on all the Securities of each series and (ii) in the case of the Guarantor, under the Guarantees, and the performance or observance of every covenant of this Indenture relating thereto on the part of the Issuer to be performed or observed and, in the case of the Guarantor, the due and punctual payment of the principal of and any premium and interest (including all Additional Amounts and any additional sums payable pursuant to paragraph (b) below) on all the Securities of each series and the performance or observance of every covenant of this Indenture and the Guarantees relating thereto on the part of the Guarantor to be performed or observed;
(b) if the Person formed by such consolidation or into which the Issuer or the Guarantor is merged or to whom the Issuer or the Guarantor has conveyed, transferred or leased its properties or assets is a Person organized and validly existing under the laws of a jurisdiction other than the Kingdom of Spain such Person agrees to indemnify the Holder of each Security of each series against (i) any tax, assessment or governmental charge imposed on any such Holder or required to be withheld or deducted from any payment to such Holder as a consequence of such consolidation, merger, conveyance, transfer or lease; and (ii) any costs or expenses of the act of such consolidation, merger, conveyance, transfer or lease;
(c) immediately prior to the consummation of such transaction, no Event of Default with respect to a series of Securities shall have occurred;
(d) the consummation of such transaction must not cause an Event of Default under the Securities of any series or the Guarantees which the Issuer or the Guarantor, as the case may be, does not reasonably believe can be cured within 90 days from the date of such transaction; and
(e) the Issuer or the Guarantor has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
     SECTION 8.2. Successor Substituted. Upon any consolidation of the Issuer or the Guarantor with, or merger of the Issuer or the Guarantor into, any other Person or any conveyance, transfer or lease all or substantially all of the assets of the Issuer or the Guarantor in accordance with Section 8.1, the successor Person formed by such consolidation or into which the Issuer or the Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or the Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Issuer or the Guarantor herein, as the case may be, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities of each series or Guarantees, as the case may be.
     SECTION 8.3. Assumption by Guarantor or Subsidiary of Issuer’s Obligations.
(a) The Guarantor or any Subsidiary of the Guarantor may assume the obligations of the Issuer (or any Person which shall have previously assumed the obligations of the Issuer) for the due and punctual payment of the principal of (and premium, if any), interest on and any other payments with respect to the Securities of each series, and for the performance of every covenant of this Indenture and the Securities of each series on the part of the Issuer to be performed or observed, provided that;
(i) the Guarantor or such Subsidiary, as the case may be, shall expressly assume such obligations by an indenture supplemental hereto, in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee and if such Subsidiary assumes such obligations, the Guarantor shall, by such supplemental indenture, confirm that each of its Guarantees shall apply to such Subsidiary’s obligations under the applicable series of Securities and this Indenture, as modified by such supplemental indenture;
(ii) the Guarantor or such Subsidiary, as the case may be, shall agree in such supplemental indenture that the provisions in Section 10.4 shall apply mutatis mutandis to any withholding or deduction for or on account of any present or future taxes, assessments or governmental charges of whatever nature of any jurisdiction in which the Guarantor or such Subsidiary (or any successor Person to the Guarantor of such Subsidiary) is organized, or any political subdivision or taxing authority thereof or therein;
(iii) immediately after giving effect to such transaction, no Event of Default with respect to a series of Securities shall have occurred and be continuing; and
(iv) the Guarantor or such Subsidiary, as the case may be, shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such assumption and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
(b) Upon any such assumption, the Guarantor or such Subsidiary shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if the Guarantor or such Subsidiary had been named as an “Issuer” herein, and the Person named as an “Issuer” in the first paragraph of this instrument or any successor Person which shall theretofore have become such in the manner prescribed in this Article shall be released from its liability as obligor upon the Securities of such series.
ARTICLE 9
Supplemental Indentures
     SECTION 9.1. Supplemental Indentures Without Consent of Holders. Without the consent of the Holders of a series of Securities, the Issuer, the Guarantor and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, to:
(a) secure the Securities of such series;
(b) evidence the succession of another person to the Issuer or the Guarantor and the assumption by any such successor of the covenants and agreements of the Issuer or the Guarantor herein and in the Securities of such series;
(c) evidence or provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of such series;

(d) change the terms of the Securities of such series to correct a manifest error (for the avoidance of doubt, no other modification may be made to the terms of the Securities of such series);
(e) change this Indenture in any manner which shall not affect the terms of the Securities of such series or the interests of the Holders of such series of Securities; or
(f) to establish the form or terms of Securities of any series as permitted by Section 2.1.
     SECTION 9.2. Supplemental Indentures with Consent of Holders.
(a) With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Issuer, the Guarantor and the Trustee, the Issuer, when authorized by a Board Resolution or other appropriate corporate authorization, the Guarantor, when authorized by a Board Resolution or other appropriate corporate authorization, and the Trustee may enter into one or more indentures supplemental hereto for the purpose of adding provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or waiving any past defaults with respect to the Securities of such series or this Indenture, or modifying the rights of the Holders of such series of Securities; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:
(i) change the Stated Maturity of the principal or of any installment of the principal of or interest, if any, on any Security of such series;
(ii) reduce the principal amount of any Security of such series;
(iii) reduce the rate or extend the time of payment of interest on any Security of such series;
(iv) reduce the amount payable on redemption of any Security of such series;
(v) change the obligations of the Issuer or the Guarantor to pay Additional Amounts on any Security of such series;
(vi) waive a default in the payment of principal of, or interest on, any Security of such series;
(vii) change the currency in which the principal, premium, or interest on any Security of such series is payable;

(viii) impair the right of any holder to take legal action to enforce the payment on the Securities of such series or the Guarantees relating to such series when due; or
(ix) reduce the quorum requirements or the percentage of Securities of such series the consent of whose Holders is required for modification of this Indenture.
(b) It shall not be necessary under this Section 9.2 for Holders to approve the particular form of any proposed supplemental indenture.
(c) A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.
     SECTION 9.3. Execution of Supplemental Indentures.
(a) The Trustee shall execute any supplemental indenture authorized pursuant to this Section 9.3; provided that the Trustee may, but shall not be obligated to, execute any supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel stating that the execution of any supplemental indenture authorized pursuant to this Section 9.3 is authorized or permitted by this Indenture.
(b) Upon the execution of a supplemental indenture pursuant to this Section 9.3, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and each holder of Securities of the series so amended or supplemented theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
     SECTION 9.4. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities of each applicable series represented by a Security Certificate theretofore or thereafter authenticated and delivered hereunder shall be bound thereby, except as otherwise expressed therein.
     SECTION 9.5. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as in effect at the time of the execution thereof.
     SECTION 9.6. Reference in Security Certificates to Supplemental Indentures. Each Security Certificate representing the Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required, by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer and the Guarantor shall so determine, one or more new Security Certificates representing Securities of any series so modified as to conform, in the opinion of the Trustee and the Issuer and the Guarantor, to any such supplemental indenture may be prepared and executed by the Issuer, the Guarantees of the Guarantor may be endorsed thereon and each such Security Certificate may be authenticated and delivered by the Trustee in exchange for each Security Certificate then representing the Outstanding Securities of such series.
ARTICLE 10
Covenants
     SECTION 10.1. Payment of Principal, Premium, Interest and Additional Amounts. The Issuer covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of, and any premium, interest and Additional Amounts on, the Securities of that series in accordance with the terms of the Securities of that series and this Indenture.
     SECTION 10.2. Maintenance of Office or Agency.
(a) The Issuer or the Guarantor will maintain in each Place of Payment for any series of Securities an office or agency where such Security Certificate representing the Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Securities of that series and this Indenture may be served.
(b) Each of the Issuer and the Guarantor will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Issuer or the Guarantor shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee and the Issuer and the Guarantor hereby appoint the same as its agent to receive all such presentations, surrenders, notices and demands.
(c) The Issuer may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in place of payment for Securities of any series for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency upon receiving notice of any such change.

     SECTION 10.3. Money for Securities Payments to Be Held in Trust.
(a) If the Issuer or the Guarantor shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of, or any premium or interest on, any of the Securities of that series, segregate and hold in trust, in a jurisdiction other than the Kingdom of Spain, for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.
(b) The Issuer shall have one or more Paying Agents for any series of Securities and it will, on or prior to each due date of the principal of, or any premium or interest or Additional Amounts on, any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount for the benefit of the Persons entitled thereto, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of its action or failure so to act.
(c) The Issuer will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Issuer (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, and upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.
(d) The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent, and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
(e) Any money deposited, with the Trustee or any Paying Agent, or then held by the Issuer or the Guarantor, in trust for the payment of the principal of or any premium or interest on any Security of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuer automatically, or (if then held by the Issuer or the Guarantor) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an general creditor, look only to the Issuer or the Guarantor for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer or the Guarantor as trustee thereof, shall thereupon cease. Unless otherwise provided by applicable law, the right to receive payment of principal of any Security (whether at Maturity or otherwise) or interest there will become void at the end of three years after the due date thereof.
     SECTION 10.4. Additional Amounts.
(a) All amounts payable (whether in respect of principal, redemption amount, interest or otherwise) in respect of the Securities of a series and the related Guarantee by the Issuer or the Guarantor will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Kingdom of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In the event that such withholding or deduction is required by law, unless otherwise specified in any Board Resolution or other appropriate corporate authorization of the Issuer or the Guarantor establishing the terms of Securities of a series or the Guarantees relating thereto in accordance with Section 2.1, the Issuer or the Guarantor shall pay such Additional Amounts as will result in receipt by the Holders of such series of Securities of such amounts as would have been received by them had no such withholding or deduction been required; provided, however, that the Issuer and the Guarantor will not be required to pay any Additional Amounts in respect of any Security of a series:
(i) to a Holder of such Security who is liable for such taxes, duties, assessments or governmental charges in respect of such Security by reason of it (or the Beneficial Owner for whose benefit it holds such Security) having some connection with the Kingdom of Spain other than the mere holding of such Security (or such beneficial interest);
(ii) to a Holder of such Securities in respect of whom the Issuer or the Guarantor does not receive such information (which may include a tax residence certificate) concerning such Holder’s identity and tax residence (or the identity and tax residence of the Beneficial Owner for whose benefit it holds such Security) as it may require in order to comply with Law 13/1985 of May 25 (as amended by Law 19/2003 of July 4 and Law 23/2005 of November 18) and any implementing legislation or regulation;
(iii) presented for payment (where presentation is required) more than 30 days after the Relevant Date (as defined below), except to the extent that the relevant Holder would have been entitled to such Additional Amounts on presenting the same for payment on the expiry of such period of 30 days;

(iv) where the withholding or deduction is imposed on a payment to or for the benefit of an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directives;
(v) presented for payment (where presentation is required) by or on behalf of a Holder (or Beneficial Owner) who would have been able to avoid such withholding or deduction by presenting the relevant Security to another paying agent in a Member State of the European Union;
(vi) to or for the benefit of individuals resident for tax purposes in the Kingdom of Spain or individuals or any other legal entities resident in, or obtaining income through, a tax haven territory (as defined in Royal Decree 1080/1991 of July 5); or
(vii) to or for the benefit of a Spanish-resident legal entity subject to Spanish Corporate Income Tax if the Spanish tax authorities determine that the Securities of such series do not comply with exemption requirements specified in the Reply to a Consultation of the Directorate General for Taxation (Dirección General de Tributos) dated July 27, 2004 or otherwise and require a withholding to be made;
provided further that Additional Amounts in respect of the Securities of a series will also not be paid with respect to any payment to a Holder of any Securities of such series who is a fiduciary, a partnership, a limited liability company or other than the sole Beneficial Owner of that payment, to the extent that payment would be required by the laws of the Kingdom of Spain (or any political subdivision thereof or any authority or agency therein or thereof having power to tax) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in that limited liability company or a Beneficial Owner who would not have been entitled to the Additional Amounts had it been the Holder.
     For the purposes of Section 10.4(a)(iii) above, the “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the Paying Agent on or prior to such due date, it means the first date on which the full amount of such moneys having been so received and being available for payment to Holders, notice to that effect shall have been duly given to the Holders in accordance with this Indenture.
(b) The foregoing provisions shall apply mutatis mutandis to any withholding or deduction for or on account of any present or future taxes, assessments or governmental charges of whatever nature of any jurisdiction in which any successor Person to the Issuer or the Guarantor, as the case may be, is organized, or any political subdivision or taxing authority thereof or therein, subject to exceptions equivalent to those set forth in Section 10.4(a) above.
(c) Subject to the foregoing provisions, whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.
     SECTION 10.5. Statement by Officers as to Default.
(a) For so long as any Securities of any series are Outstanding, each of the Guarantor and the Issuer will deliver to the Trustee, within 120 days after the end of each fiscal year of the Guarantor ending after the date hereof, an Officer’s Certificate, stating whether or not to the knowledge of the signer or signers thereof the Issuer or the Guarantor, as the case may be, is in compliance with all conditions and covenants under this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Issuer or the Guarantor shall not be in compliance specifying all instances of noncompliance and the nature and status thereof of which they may have knowledge.
(b) Each of the Issuer and the Guarantor shall deliver to the Trustee, as soon as possible, and in any event within ten days after the Issuer or the Guarantor becomes aware of the occurrence of any Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or default and the action which the Issuer proposes to take with respect thereto.
     SECTION 10.6. Existence. Subject to Article 8, the Issuer and the Guarantor each will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that neither the Issuer nor the Guarantor shall be required to preserve any such right or franchise if its respective Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer or the Guarantor, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Holders of any series of Securities.
     SECTION 10.7. Limitation on Liens. So long as any of the Securities of a series remains Outstanding, neither the Issuer nor the Guarantor will create or will have outstanding any Encumbrance upon the whole or any part of its present or future assets, in order to secure any Relevant Indebtedness issued or guaranteed by the Issuer, the Guarantor or by any other Person unless such Securities of a series are equally and ratably secured therewith, for as long as such Relevant Indebtedness shall be so secured; provided, however, that the foregoing restriction shall not apply to any Encumbrance securing Relevant Indebtedness issued or guaranteed by the Guarantor, the Issuer or any other Person if the Relevant Indebtedness so secured (a) was originally offered, distributed or sold primarily to the residents of the Kingdom of Spain; (b) by its terms matures within one year of its date of issue, or (c) if such Encumbrance affects assets of an entity which, when such Encumbrance was created, was unrelated to the Guarantor or the Issuer and which was subsequently acquired by the Guarantor or the Issuer; and provided, further, that nothing in this Section shall limit the ability of the Issuer or the Guarantor, as the case may be, to grant or permit to subsist Encumbrances over any or all of their respective present or future assets to secure Relevant Indebtedness issued or guaranteed by the Issuer, the Guarantor or any other Person, to the extent that the aggregate principal amounts so secured do not exceed 5% of the Consolidated Net Tangible Assets of the Guarantor, as reflected in the most recent balance sheet (prepared in accordance with such accounting principles as are generally accepted in the Kingdom of Spain at the date of such computation and as applied by the Guarantor) prior to the time such Relevant Indebtedness was issued or guaranteed.
     SECTION 10.8. Covenant Defeasance of Securities of Any Series.
(a) Except as otherwise provided as contemplated by Section 2.1 with respect to any series of Securities, the Issuer and the Guarantor may by Board Resolution elect to be released from their respective obligations under any specified provisions of this Indenture applicable to any series of Securities Outstanding, and the provisions so specified in such Board Resolution, as they relate to Outstanding Securities of such series, shall no longer be in effect (“Covenant Defeasance”), and the Trustee, at the expense of the Issuer, shall, upon the Order of the Issuer or the Guarantor, execute proper instruments acknowledging the same, when:
(i) the Issuer or the Guarantor has deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.9), irrevocably (irrespective of whether the conditions in subparagraphs (ii), (iii), (iv), (v), (vi), (vii) and (viii) below have been satisfied, but subject to the provisions of Section 4.2 and Section 10.3(e)), as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of that series with reference to this Section 10.8, in the case of a series of Securities denominated in United States dollars, United States money or U.S. Government Obligations, and in the case of a series of Securities denominated in a currency other than U.S. dollars, funds in such currency, in each case in an amount which, through the payment of interest and principal in respect thereof in accordance with their terms, in an amount which will provide not later than the opening of business on the due date of any payment referred to in clause (1), (2) or (3) of this subparagraph (i), in the case of a Series of Securities denominated in United States dollars, United States money or U.S. Government Obligations, and in the case of a series of Securities denominated in a currency other than U.S. dollars, funds in such currency, in an amount sufficient, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge (1) the principal of (and premium, if any), (2) interest on and (3) Additional Amounts, if any, on such Outstanding Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities; and
(ii) such deposit does not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer or the Guarantor is a party or by which either is bound; and
(iii) no Event of Default with respect to the Securities of that series has occurred and is continuing on the date of such deposit and no Event of Default under Section 5.1(e), Section 5.1(f) or Section 5.1(h) is in occurrence and continues on a date which is six months after the date of such deposit; and
(iv) the Issuer or the Guarantor has delivered to the Trustee an Opinion of Counsel of recognized standing with respect to U.S. federal income tax matters to the effect that the Holders of the Securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to United States federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and Covenant Defeasance had not occurred; and
(v) such Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of the Trust Indenture Act); and
(vi) such Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act; and
(vii) if the Securities of that series are then listed on any securities exchange, the Issuer or the Guarantor has delivered to the Trustee an Opinion of Counsel of recognized standing to the effect that such deposit and Covenant Defeasance will not cause such Securities to be delisted from such exchange; and
(viii) the Issuer or the Guarantor has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel of recognized standing, each stating that all conditions precedent provided for relating to the Covenant Defeasance of the specified provisions of this Indenture as they relate to the Outstanding Securities of such series have been complied with as contemplated by this Section.
(b) From and after the date when the foregoing conditions have been met, the Issuer or the Guarantor, as the case may be, may omit to comply with, and shall have no liability in respect of, any term, covenant, condition or limitation set forth in any of the specified provisions of this Indenture with respect to which the Covenant Defeasance has taken place as contemplated herein, but the remainder of this Indenture and the Securities of any other series will be unaffected thereby.
ARTICLE 11
Redemption of Securities
     SECTION 11.1. Applicability of Article. Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 2.1 for Securities of any series) in accordance with this Article.
     SECTION 11.2. Election to Redeem: Notice to Trustee. The election of the Issuer to redeem any Securities of any series shall be evidenced by a Board Resolution. In case of any redemption at the election of the Issuer of all or less than all the Securities of any series (including any such redemption affecting only a single Security), the Issuer shall, at least 60 days prior to the Redemption Date fixed by the Issuer (unless a shorter notice shall be reasonably satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Issuer shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction.
     SECTION 11.3. Selection by Trustee of Securities to Be Redeemed.
(a) If less than all the Securities of any series are to be redeemed (unless all of the Securities of such series and of a specified tenor are redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of Securities of such series, provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination which shall not be less than the minimum authorized denomination for such Security. If less than all of the Securities of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence, and the Trustee shall promptly notify the Issuer in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amounts thereof to be redeemed.
(b) The provisions of the preceding paragraph shall not apply with respect to any redemption affecting only a single Security of a series, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of such Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.
(c) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of a series shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities of such series which has been or is to be redeemed.
     SECTION 11.4. Notice of Redemption.
(a) Notice of redemption shall be given by first-class mail postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Securities of the applicable series to be redeemed at his or her address appearing in the Register; provided, however, that with respect to a redemption pursuant to Section 11.8 hereof, the relevant notice periods shall be not less than 30 days nor more than 75 days prior to the Redemption Date. All notices of redemption shall state:
(i) the Redemption Date;
(ii) the Redemption Price, plus accrued interest, if any;
(iii) if less than all the Outstanding Securities of a series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any Securities, the principal amounts) of the particular Securities of that series to be redeemed and if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Securities of that series to be redeemed;
(iv) that on the Redemption Date the Redemption Price, plus accrued interest, if any, net of any withholding required by Spanish law and regulations will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;
(v) the place or places where each such Security is to be surrendered for payment of the Redemption Price, plus accrued interest, if any;
(vi) that the redemption is for a sinking fund, if such is the case; and
(vii) the CUSIP and ISIN number or numbers, if any, with respect to such Securities.
(b) Notice of redemption of a series of Securities to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer and shall be irrevocable.
     SECTION 11.5. Deposit of Redemption Price. On or prior to any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer or the Guarantor is acting as its own Paying Agent, segregate and hold an trust as provided in Section 10.3) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on (subject to the information collection and withholding obligations of Spanish law and regulations), all the Securities of the series which are to be redeemed on that date.
     SECTION 11.6. Securities Payable on Redemption Date.
(a) Notice of redemption having been given as aforesaid, the Securities of any series so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Issuer shall default in the payment of the Redemption Price accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuer at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that unless otherwise specified as contemplated by Section 2.1, installments of interest on Securities of a series whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Security, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 2.8.
(b) If any Security of any series called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.
     SECTION 11.7. Securities Redeemed in Part. Any Security of a series which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of principal of the Security so surrendered.
     SECTION 11.8. Early Redemption for Taxation Reasons.
(a) If, in relation to the Securities of a series, (i) as a result of any change in the laws or regulations of the Kingdom of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax, or in the interpretation or administration of any such laws or regulations which becomes effective on or after the date of issuance of the Securities, (x) the Issuer or the Guarantor, as the case may be, is or would be required to pay any Additional Amounts (y) the Guarantor is or would be required to deduct or withhold tax on any payment to the Issuer to enable the Issuer to make any payment of principal, premium, if any, or interest on the Securities provided that such payment cannot with reasonable effort by the Guarantor be structured to avoid such deduction or withholding and (ii) such circumstances are evidenced by the delivery by the Issuer or the Guarantor, as the case may be, to the Trustee of a certificate signed by an authorized officer or director of the Issuer or the Guarantor, as the case may be, stating that such circumstances prevail and describing the facts leading to such circumstances, together with an opinion of independent legal advisers of recognized standing to the effect that such circumstances prevail, the Issuer or the Guarantor, as the case may be, may, at its option and upon proper notice as provided in this Indenture, redeem all of the Outstanding Securities at a Redemption Price equal to their principal amount, together with accrued and unpaid interest, if any, thereon to but excluding the Redemption Date (or such other Redemption Price as specified in the terms of the Securities of the applicable series). No such notice of redemption may be given earlier than 150 days prior to the date on which the Issuer or the Guarantor would be obligated to pay such Additional Amounts were a payment in respect of the Securities then due.
(b) In addition, if so specified pursuant to Section 2.1 in respect of any series of Securities, if such series of Securities is not listed on an organized market in an OECD country no later than the number of days specified pursuant to Section 2.1 to the initial Interest Payment Date on such series of Securities, the Issuer or the Guarantor, as the case may be, may, at its option and having given no less than 15 days’ notice (ending on a day which is no later than a Business Day immediately preceding such Interest Payment Date) to the Holders of such series of Securities and upon proper notice as provided in this Indenture, (which notice shall be irrevocable), redeem all of the outstanding Securities of such series at their principal amount, together with accrued interest, if any, thereon to but not including the Redemption Date; provided that from and including the issue date of the Securities of such series to and including such Interest Payment Date, the Issuer will use its reasonable effort to obtain or maintain such listing, as applicable.
(c) In the case of any successor Person to the Issuer or the Guarantor, the foregoing provision shall apply mutatis mutandis with respect to any jurisdiction in which such successor Person to the Issuer or the Guarantor, as the case may be, is organized, or any political subdivision or taxing authority thereof or therein, except that the change of laws or regulations or interpretations or the administration thereof referred to in Section 11.8(a) above (other than if the relevant jurisdiction is Spain in which case the relevant date remains the date of issuance) must occur on or after the date the successor Person assumes the obligations of the Issuer or Guarantor, as the case may be.
ARTICLE 12
Sinking Funds
     SECTION 12.1. Sinking Funds. Unless otherwise provided in a supplemental indenture for the applicable series of Securities as contemplated by or pursuant to Section 2.1, no series of Securities will be subject to, or credited to the benefit, of any sinking fund.

     In witness whereof, each of the parties hereto has caused this Indenture to be duly executed on its behalf as of the date first above written.

Telefónica Emisiones, S.A.U., as Issuer

By:

Name:
Title:

Telefónica, S.A., as Guarantor

By:

Name:
Title:

JPMorgan Chase Bank, N.A., as Trustee

By:

Name:
Title:

Exhibit A
Form of Security Certificate
Telefónica Emisiones, S.A.U.
[          %] [Floating Rate] Guaranteed [Notes] due
Payment of Principal [Premium, if any,] and
Interest Fully and Unconditionally Guaranteed by
Telefónica, S.A.

No.	CUSIP No.
ISIN No.
     [If Global Certificate, insert- UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEFINITIVE CERTIFICATES, THIS GLOBAL CERTIFICATE MAY BE TRANSFERRED, IN WHOLE AND NOT IN PART, ONLY: (I) BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, (II) BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR TO ANOTHER NOMINEE OF THE DEPOSITARY, OR (III) BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY, AND TRANSFERS OF THE SECURITIES REPRESENTED BY THIS GLOBAL CERTIFICATE AND ANY BENEFICIAL INTERESTS IN ANY SECURITIES REPRESENTED BY THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO BELOW.]
     [If Global Certificate deposited with DTC, insert- UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

     Telefónica Emisiones, S.A.U., a sociedad anónima incorporated under the laws of the Kingdom of Spain (herein called the “Issuer”, which term includes any successor Person under the Indenture referred to hereinafter), for value received, hereby promises to         , or registered assigns, the principal sum of            on             [ If the Security is to bear interest prior to Maturity, insert-         ,] and to pay interest thereon from      , or from the most recent Interest Payment Date to which interest has been paid or duly provided for, [              in arrears on      ,        , and            in each year], commencing      , [If fixed rate securities, insert- at the rate of      % per annum] [If floating rate securities, insert- formula for determining the interest rate] until the principal hereof is paid or made available for payment [if applicable, insert - provided, that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of             % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.] The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such Interest Payment Date, which shall be immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.
     [If the Security is not to bear interest prior to Maturity, insert- The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity, and in such case the overdue principal and any overdue premium shall bear interest at the rate of      % per annum (to the extent that the payment of such interest shall be legally enforceable), from the date such amounts are due until they are paid or made available for payment. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal or premium which is not so paid on demand shall bear interest at the rate of      %

per annum (to the extent that the payment of such interest on interest shall be legally enforceable), from the date of such demand until the amount so demanded is paid or made available for payment. Interest on overdue interest shall be payable on demand.]
[If the issuance is denominated in a currency different from Euro, insert- For informational purposes only, without any substantive effect whatsoever and solely in order to comply with Article 291, letter d) of the Spanish Corporations Law (Ley de Sociedades Anónimas), approved by Royal Decree (Real Decreto Legislativo) 1564/1989, of December 22, as amended, it is hereby noted that, as of the issue date of the Securities represented hereby the principal amount of this series of Securities is equivalent to €      , based on the Noon Buying Rate for      of $       per €1.00. Amounts due under the Securities shall not under any circumstances whatsoever be payable in any currency other than       or such coin or currency of       as at the time of payment shall be legal tender for the payment of public and private debts.]
     [             shall act as Paying Agent with respect to the Securities of this series.]
     Reference is hereby made to the further provisions of the Securities of this series set forth on the reverse of this Security Certificate, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, the Securities represented by this Security Certificate shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     [The public deed of issuance (escritura de emisión) related to the Securities represented hereby was executed on            before            with the number            of the files.]

     In witness whereof, the Issuer has caused this instrument to be duly executed manually [or in facsimile].

Dated:	Telefónica Emisiones, S.A.U.

By:

Name:
Title: Director (Administrador Solidario)
Certificate of Authentication
     This is one of the Security Certificates representing the Securities of the series designated thereon referred to in the within-mentioned Indenture.
     Dated:

JPMorgan Chase Bank, N.A., as Trustee

By:

Authorized Officer
     This Security Certificate is unconditionally and irrevocably guaranteed by Telefonica, S.A. on the terms set forth in the within-mentioned Guarantee pursuant to the Indenture.

Dated:	Telefónica, S.A.
By:

Name:
Title: Director (Administrador Solidario)

Form of Reverse of Security
     This Security Certificate is one of the Security Certificates representing a duly authorized issue of securities of the Issuer (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of              (herein called the “Indenture” which term shall have the meaning assigned to it in such instrument), among the Issuer, Telefónica, S.A., a sociedad anónima incorporated under the laws of the Kingdom of Spain (herein called the “Guarantor”, which term includes any successor Person under the Indenture referred to herein), and JPMorgan Chase Bank, N.A., as Trustee (herein called the “Trustee”, which term includes any other successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which each Security Certificate representing the Securities is, and is to be, authenticated and delivered. This Security Certificate represents the Securities of the series designated on the face hereof [, limited in aggregate principal amount to [insert currency and amount]].
     [If further issues are contemplated, insert- The Issuer may from time to time, without the consent of the Holders of Securities of this series, create and issue further securities having the same terms and conditions as the previously issued Securities of this series in all respects (or in all respects except for the issue date, the first payment of interest thereon and/or issue price), so that such further issue shall be consolidated and form a single series with the outstanding Securities of this series; provided, however, that, for U.S. federal income tax purposes, any such further issuance will only be made if either such additional securities are issued with no more than de minimis original issue discount or any such further issuance is a “qualified reopening” as such term is defined under Treasury Regulation Section 1.1275-2(k)(3) promulgated under the Internal Revenue Code of 1986, as amended. ]
     [If applicable insert- The Securities of this series are subject to redemption upon not less than 30 and not more than 60 days’ notice by mail, at any time, as a whole or in part, at the election of the Issuer or the Guarantor at a Redemption Price which is equal to [Specify provisions for determining the Redemption Price].

     [If applicable, insert- The Securities of this series are subject to redemption upon not less than 30 and not more than 60 days’ notice by mail, [If applicable, insert- (l) on              in any year commencing with this year            and ending with the year              through operation of the sinking fund for this series at a Redemption Price equal to [Insert formula for determining amount] (with the amount in excess of 100% of the principal amount being additional interest), and (2)] at any time [If applicable, insert - on or after             ], as a whole or in part, at the election of the Issuer, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [If applicable, insert - on or before         ,             %, and if redeemed] during the 12-month period beginning             of the years indicated,

Year	Redemption Price	Year	Redemption Price

     and thereafter at a Redemption Price equal to      % of the principal amount, together in the case of any such redemption [If applicable, insert - (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest installments whose Stated. Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]
     [If applicable, insert - The Securities of this series are subject to redemption upon not less than 30 and not more than 60 days’ notice by mail, (1) on            in any year commencing with the year            and ending with the year            through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [If applicable, insert - on or after              ], as a whole or in part, at the election of the Issuer, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount, with the amount in excess of 100%. of the principal amount being additional

interest) set forth in the table below: If redeemed during the 12-month period beginning             of the years indicated,

Year	Redemption Price for Redemption Through Operation of the Sinking Fund	Redemption Price for Redemption Otherwise Than Through Operation of the Sinking Fund

     and thereafter at a Redemption Price equal to      % of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]
     [If applicable, insert - Notwithstanding the foregoing, the Issuer may not, prior to         , redeem any Securities of this series as contemplated by [If applicable, insert - Clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Issuer (calculated in accordance with generally accepted financial practice) of less than             % per annum.]
     [If applicable, insert - The sinking fund for this series of Securities provides for the redemption on             in each year beginning with the year            and ending with the year              of [If applicable, insert - not less than [insert currency and amounts] (“mandatory sinking fund”) and not more than [Insert currency and amount] aggregate principal amount of Securities of this series. Securities of this series acquired or redeemed by the Issuer otherwise than through [If applicable, insert - mandatory] sinking fund payments may be credited against subsequent [If applicable, insert - mandatory] sinking fund payments otherwise required to be made [If applicable, insert - in the inverse order in which they become due].]
     [If applicable, insert – The Securities may be redeemed upon not less than 30 nor more than 75 days’ notice given as provided in the Indenture, if (i) as a result of any change in the laws or regulations of the Kingdom of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax, or in the interpretation or administration of any such laws or regulations which becomes effective on or after the date of issuance of the Securities, (x) the Issuer or the Guarantor, as the case may be, is or would be required to pay any Additional Amounts (y) the Guarantor is or would be required to deduct or withhold tax on any payment to the Issuer to enable the Issuer to make any payment of principal, premium, if any, or interest on the Securities and such payment cannot with reasonable effort by the Guarantor be structured to avoid such deduction or withholding and (ii) such circumstances are evidenced by the delivery by the Issuer or the Guarantor, as the case may be, to the Trustee of a certificate signed by an authorized officer or director of the Issuer or the Guarantor, as the case may be, stating that such circumstances prevail and describing the facts leading to such circumstances, together with an opinion of independent legal advisers of recognized standing to the effect that such circumstances prevail, at a Redemption Price equal to [their principal amount, together with accrued interest, if any, thereon to but excluding the Redemption Date] [insert other formula for determining Redemption Price].]
     [If applicable, insert – If this series of Securities is not listed on an organized market in an OECD country no later than      days prior to the initial Interest Payment Date on this series of Securities, the Issuer or the Guarantor, as the case may be, may, at its option and having given no less than 15 days’ notice (ending on a day which is no later than a Business Day immediately preceding such Interest Payment Date) to the Holders of this series of Securities and upon proper notice as provided in the Indenture, (which notice shall be irrevocable), redeem all of the outstanding Securities of this series at their principal amount, together with accrued interest, if any, thereon to but not including the Redemption Date; provided that from and including the issue date of the Securities of this series to and including such Interest Payment Date, the Issuer will use its reasonable effort to obtain or maintain such listing, as applicable.]
     [If applicable, insert - The Redemption Price of the Securities shall be equal to the applicable percentage of the principal amount at Stated Maturity set forth below:

If Redemption During the 12-Month Period Commencing	Redemption Price

together with, in each case (except if the Redemption Date shall be a             ), an amount equal to the applicable Redemption Price multiplied by a fraction the numerator of which is the number of days from but not including the preceding            to and including the Redemption Date multiplied by the difference between the Redemption Price applicable during the 12 months beginning on the            following the Redemption Date (or, in the case of a Redemption Date after      , 100%) and the Redemption Price applicable on the Redemption Date and the denominator of which is the total number of days from but not including the             preceding the Redemption Date to and including the next succeeding         . The Issuer will also pay to each eligible Holder, or make available for payment to each such Holder, on the Redemption Date any additional interest (as set forth [on the face hereof or] in the Guarantee endorsed hereon) resulting from the payment of such Redemption Price.]

     [If applicable, insert - The Redemption Price of the Securities either in the event of certain changes in the tax treatment or in an event of default would include, in addition to the rate amount of the Security, an amount equal to the Original Issue Discount accrued since the issue date. Original Issue Discount (the difference between the Issue Price and the Principal Amount at Maturity of the Security), in the period during which a Security remains outstanding, shall accrue at      % per annum, on a semi-annual bond equivalent basis using a 360-day year composed of twelve 30-day months, commencing on the issue date of this Security.]
     [If applicable, insert - Notice of redemption will be given by mail to Holders of Securities, not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.]
     [If the Security is subject to redemption of any kind, insert - In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]
     [If applicable, insert - The Indenture contains provisions for defeasance at any time of the entire indebtedness on this Security upon compliance by the Issuer or the Guarantor with certain conditions set forth thereon, which provisions apply to this Security.]
     [If applicable, insert - Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at his option, at any time after      , to convert this Security into [describe Securities and conversion mechanics including, as applicable, the limitations(s), if any, necessitated by Spanish law and regulations governing the collection of Beneficial Owner Information and related withholding].]
     [If applicable, insert - In the event of conversion of this Security in part only a new Security or Securities of this series and of like tenor for the unconverted portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof but subject to the constraints, if any, of Spanish law and regulations governing the collection of Beneficial Owner Information and related withholding.]
     [If the Security is an Original Issue Discount Security, insert - If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]
     [If the Security is an Original Issue Discount Security, insert - If an Event of Default with respect, to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to — insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Issuer’s obligations in respect of the payment of the principal of and if any, on the Securities of this series shall terminate.]
     [All amounts payable (whether in respect of principal, redemption amount, interest or otherwise) in respect of the Securities of this series and the related Guarantee by the Issuer or the Guarantor will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Kingdom of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In the event that such withholding or deduction is required by law, the Issuer or the Guarantor shall pay such Additional Amounts as will result in receipt by the Holders of such series of Securities of such amounts as would have been received by them had no such withholding or deduction been required; provided, however, that the Issuer and the Guarantor will not be required to pay any Additional Amounts in respect of any Security of this series:
(1)	to a Holder of such Security who is liable for such taxes, duties, assessments or governmental charges in respect of such Security by reason of it (or the Beneficial Owner for whose benefit it holds such Security) having some connection with the Kingdom of Spain other than the mere holding of such Security (or such beneficial interest);

(2)	to a Holder of such Securities in respect of whom the Issuer or the Guarantor does not receive such information (which may include a tax residence certificate) concerning such Holder’s identity and tax residence (or the identity and tax residence of the Beneficial Owner for whose benefit it holds such Security) as it may require in order to comply Law 13/1985 of May 25 (as amended by Law 19/2003 of July 4 and Law 23/2005 of November 18) and any implementing legislation or regulation;

(3)	presented for payment (where presentation is required) more than 30 days after the Relevant Date (as defined below), except to the extent that the relevant Holder would have been entitled to such Additional Amounts on presenting the same for payment on the expiry of such period of 30 days;

(4)	where the withholding or deduction is imposed on a payment to or for the benefit of an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directives;

(5)	presented for payment (where presentation is required) by or on behalf of a Holder (or Beneficial Owner) who would have been able to avoid such withholding or deduction by presenting the relevant Security to another paying agent in a Member State of the European Union;

(6)	to or for the benefit of individuals resident for tax purposes in the Kingdom of Spain or individuals or any other legal entities resident in, or obtaining income through, a tax haven territory (as defined in Royal Decree 1080/1991 of July 5); or

(7)	to or for the benefit of a Spanish-resident legal entity subject to Spanish Corporate Income Tax if the Spanish tax authorities determine that the Securities of such series do not comply with exemption requirements specified in the Reply to a Consultation of the Directorate General for Taxation (Dirección General de Tributos) dated July 27, 2004 or otherwise and require a withholding to be made;
provided further that Additional Amounts in respect of the Securities of this series will also not be paid with respect to any payment to a Holder of any Securities of such series who is a fiduciary, a partnership, a limited liability company or other than the sole Beneficial Owner of that payment, to the extent that payment would be required by the laws of the Kingdom of Spain (or any political subdivision thereof or any authority or agency therein or thereof having power to tax) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in that limited liability company or a Beneficial Owner who would not have been entitled to the Additional Amounts had it been the Holder.
     “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the Paying Agent on or prior to such due date, it means the first date on which the full amount of such moneys having been so received and being available for payment to Holders, notice to that effect shall have been duly given to the Holders in accordance with the Indenture.
     The foregoing provisions shall apply mutatis mutandis to any withholding or deduction for or on account of any present or future taxes, assessments or governmental charges of whatever nature of any jurisdiction in which any successor Person to the Issuer or the Guarantor, as the case may be, is organized, or any political subdivision or taxing authority thereof or therein.]
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuer, the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuer or the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange wherefore or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     As set forth in, and subject to, the provisions of the Indenture, if any Event of Default shall occur in relation to the Securities of this series (taking into account any applicable grace period), the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of such series may, by written notice to the Issuer, at the Corporate Trust Office, declare that the Securities of such series including principal, any premium thereon and all interest then accrued and unpaid on the Securities of such series, as the case may be, shall be immediately due and payable, whereupon the same shall become immediately due and payable, at their principal amount together with all interest , if any, accrued and unpaid thereon and premium , if any, payable in respect thereof without presentment, demand, protest or other notice of any kind, all of which the Issuer or the Guarantor, as the case may be, will expressly waive, unless, prior thereto, all Events of Default in respect of such Securities of such series shall have been cured.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal or premium on any overdue interest, on this Security at the rate or rates herein prescribed.
     [If Global Certificate, insert- Except as set forth in the Indenture, this Security may be transferred, in whole and not in part, only: (i) by the Depositary to a nominee of the Depositary, (ii) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or (iii) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Beneficial interests in a Security represented by a Global Certificate will be exchangeable for Certificated Securities of such series only if: (a) the

Depositary notifies the Issuer that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Depositary, (b) the Issuer notifies the Trustee in writing that it has reasonably elected to cause the issuance of Certificated Securities of such series or (c) there shall have occurred and be continuing an Event of Default with respect to the Securities of this series and the Securities of this series will be accelerated in accordance with their terms and the terms of the Indenture. Upon the occurrence of any of the events specified in (a), (b) or (c) above, Certificated Securities of such series shall be (x) delivered by the Trustee in exchange for beneficial interest in Securities of this series represented by Global Certificates and (y) registered in such names, and issued in such authorized denominations, as shall be requested by or on behalf of the Depositary in accordance with its customary procedures.]
     As provided in the Indenture, the Issuer shall cause to be kept at the Corporate Trust Office of the Trustee a Register in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Securities of this series and of transfers of Securities of such series.
     [No service charge shall be made for any such registration of transfer or exchange, but the Issuer or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith other than as set forth in the Indenture.]
     Prior to due presentment of this Security Certificate for registration of transfer of a Security represented thereby, the Issuer, the Guarantor, the Trustee and any agent of the Issuer, the Guarantor or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 2.8 of the Indenture) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Issuer, the Guarantor, the Trustee nor any agent of the Issuer, the Guarantor or the Trustee shall be affected by notice to the contrary.
     Pursuant to Section 5-1401 of the General Obligations Law of the State of New York, the Indenture, the Securities and the Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York.
     All terms used in this Security Certificate which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Exhibit B
Form of Guarantee
     For value received, Telefónica, S.A., a sociedad anónima organized under the laws of the Kingdom of Spain, having its registered office at Gran Via 28, 28013 Madrid, Spain (herein called the “Guarantor” which term includes any successor Person under the Indenture referred to in the Security Certificate representing the Securities of any series upon which this Guarantee is endorsed), hereby unconditionally and irrevocably guarantees to the Holders of the Securities of any series represented by each Security Certificate upon which this Guarantee is endorsed and to the Trustee, in its individual and trust capacities, and on behalf of each such Holder, the due and punctual payment of the principal of, premium, if any, and interest and all other amounts due under the Indenture and on such Securities of any such series and [If applicable, insert - the due and punctual payment of the sinking fund or analogous payments referred to therein, if any,] when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, on an unsubordinated and unconditional basis according to the terms thereof and of the Indenture referred to therein. In case of the failure of Telefónica Emisiones, S.A.U. (the “Issuer”, which term includes any successor Person under such Indenture), punctually to make any such payment of principal, premium, if any, and interest and all other amounts due under the Indenture and on such Securities of any such series and [If applicable, insert - and any sinking fund or analogous payment,] the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Issuer.
     [If not applicable delete - The Guarantor hereby further agrees that any amounts to be payable by the Guarantor under this Guarantee (whether in respect of principal, redemption amount, interest or otherwise) will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Kingdom of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax shall at any time, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. Subject to the exceptions set forth in Section 10.4 of the Indenture, in the event that such withholding or deduction is required by law, the Guarantor shall pay such Additional Amounts as will result in receipt by Holders of the Securities of any such series of such amounts as would have been received by them had no such withholding or deduction been required.]
     The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute, full and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Securities of any such series or the Indenture, any failure to enforce the provisions of such Securities of any such series or the Indenture, or any waivers, modification or indulgence granted to the Issuer in respect thereof by the Holders of such Securities of any such series or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of such Securities of any such series, or increase the interest rate thereon, or increase any premium payable upon redemption thereof, or change the currency of payment thereon, or change the provisions relating to payments of Additional Amounts thereon, or alter the Stated Maturity thereof or increase the principal amount of any Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 5.2 of the Indenture. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, the benefits of orden, division and excusion under Spanish law, any right to require a proceeding first against the Issuer, protest or notice with respect to such Security or the indebtedness evidenced thereby [If applicable, insert - or with respect to any sinking fund or analogous payment required under such Securities of any such series] and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of, premium, if any, and interest (including Additional Amounts, if any) on such Securities of any such series and the Guarantor shall have fully performed all its obligations in accordance with the provisions of the Securities of any such series, this Guarantee and the Indenture; after such time, this Guarantee shall not be valid or obligatory for any purpose.
     The Guarantor shall be subrogated to all rights of the Holders of such Securities of any such series and the Trustee against the Issuer in respect of any amounts paid to such Holders by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon such right of subrogation until the principal of, premium, if any, and interest (including Additional Amounts, if any) on all Securities of any such series issued under the Indenture shall have been paid in full.
     No reference herein to the Indenture and no provision of this Guarantee or of the Indenture shall alter or impair the guarantee of the Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal of, premium on, if any, [If applicable, insert - and interest (including Additional

Amounts, if any) on, and any sinking fund or analogous payments with respect to,] the Securities of any such series represented by each Security Certificate upon which this Guarantee is endorsed.
     The obligations of the Guarantor under this Guarantee shall, without any further act or thing being required to be done or to occur, extend to the obligations of any successor Person who is not the Guarantor arising in respect of the Securities of any such series by virtue of a substitution pursuant to the Indenture.
     The obligations of the Guarantor in respect of the Securities of any such series will constitute direct, unconditional, unsubordinated and unsecured obligations of the Guarantor and will rank pari passu without any preference among such obligations of the Guarantor in respect of the Securities of any such series and at least pari passu with all other unsubordinated and unsecured indebtedness and monetary obligations involving or otherwise related to borrowed money of the Guarantor, present and future; provided that the obligations of the Guarantor in respect of the Securities of any such series will be effectively subordinated to those obligations that are preferred under Law 22/2003 (Ley Concursal) dated July 9, 2003 regulating insolvency proceedings in the Kingdom of Spain.
     This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication with respect to each Security Certificate representing the Securities of any such series on which this Guarantee has been endorsed shall have been manually executed by or on behalf of the Trustee under the Indenture.
     All terms used in this Guarantee, which are defined in the Indenture, shall have the meanings assigned to them in the Indenture.
     The Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

     Executed and dated as of the date hereof:

Telefónica, S.A.

By:

Name:
Title:

Date:

B-4